Registration No. 333-111635

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933
(Amendment No. 12 )

BIDGIVE INTERNATIONAL, INC.

(Name of Small Business Issuer in Its Charter)

Delaware	5960	42-1617630
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3538 Caruth Blvd., Suite 200 Dallas, Texas 75225 (972) 943-4185
(Address and Telephone Number of Principal Executive Offices)

3538 Caruth Blvd., Suite 200 Dallas, Texas 75225
(Address of Principal Place of Business or Intended Principal Place of Business)

Gary S. Joiner 4750 Table Mesa Drive Boulder, Colorado 80305 (303) 494-3000	James P. Walker, Jr. 3538 Caruth Blvd., Suite 200 Dallas, Texas 75225 (972) 943-4185
(Name, Address and Telephone Number of Agents For Service)

Approximate Date of Proposed Sale to the Public: As promptly as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

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Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $.001	1,000,000	$2.50	$2,500,000	$ 202.25

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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BidGive International, Inc.

1,000,000 Shares of Common Stock

$2.50 per Share

This is our initial public offering and no public trading market currently exists for our stock. We are offering to the public up to 1,000,000 shares (the “shares”) of our common stock (the “common stock”) on a “best efforts no minimum” basis directly through our officers and directors, who will not receive any commissions or remuneration for selling shares. There are no minimum purchase requirements, and no arrangements to place any of the proceeds of the offering in escrow.  This offering will terminate upon the earlier to occur of (i) the second anniversary of the date of this Prospectus, (ii) the date on which all 1,000,000 shares registered hereunder have been sold, or (iii) the date on which we terminate this offering.

Prior to the date of this prospectus, there has been no public market for our common stock, and there is no assurance that a trading market will develop.

Prospective investors should carefully consider all of the factors set forth in “Risk Factors” commencing on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

This prospectus shall not be used before the effective date of the registration statement.

	Price to the public	Net Proceeds to BidGive International (1) (2)
Per Share	$2.50	$2.50
Total Amount (1,000,000 Shares)	$2,500,000	$2,500,000

 (1) Assumes no commissions will be paid on shares that are sold.

 (2) Before expenses of the offering which we estimate will be approximately $100,000.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED ________, 2006

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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TABLE OF CONTENTS

SUMMARY

1

RISK FACTORS

5

USE OF PROCEEDS

8

DETERMINATION OF OFFERING PRICE

9

DILUTION

10

PLAN OF DISTRIBUTION

10

LEGAL PROCEEDINGS

12

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

14

DESCRIPTION OF SECURITIES

16

INTEREST OF NAMED EXPERTS AND COUNSEL

16

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

16

DESCRIPTION OF BUSINESS

16

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

28

DESCRIPTION OF PROPERTY

38

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

38

MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

40

EXECUTIVE COMPENSATION

41

EXPERTS

42

LEGAL MATTERS

42

FINANCIAL STATEMENTS

42

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SUMMARY

This Summary highlights selected information about BidGive International and the offering.

BidGive International, Inc.

3538 Caruth Blvd., Suite 200

Dallas, Texas 75225

(972) 943-4185

BidGive International

BidGive International, Inc. (formerly known as Rolfe Enterprises, Inc.) (“we,” “us,” “our,” or “BidGive International”), was originally incorporated as Rolfe Enterprises, Inc., under the laws of the State of Florida on May 6, 1996. We were formed as a “blind pool” or “blank check” company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 (the “Exchange Act”) by filing a registration statement on Form 10SB on September 12, 2002.  On April 12, 2004, Rolfe Enterprises, Inc. was merged with and into (the “reincorporation merger”) BidGive International, a Delaware corporation formed on such date and prior to the merger a wholly-owned subsidiary of Rolfe Enterprises, Inc., with BidGive International surviving the reincorporation merger.  The purpose of the reincorporation merger was to convert Rolfe Enterprises, Inc. from a Florida corporation to a Delaware corporation and to change its name to “BidGive International, Inc.”

From the date of our incorporation through December 3, 2003, our only business activities were the organizational activities described above, including registration under the Exchange Act, and efforts to locate a suitable business opportunity for acquisition.

On December 4, 2003, we acquired all of the assets of BidGive Group, LLC, a Texas limited liability company, through the merger (the “merger”) of BidGive Group, LLC with and into BGG Acquisition Subsidiary, Inc., our wholly-owned subsidiary (the “Merger Sub”). BidGive Group, LLC was a start-up transitional company formed on May 28, 2003 to acquire certain assets from a developmental, non-operating company named BidGive, Inc. The assets which we acquired in the merger consisted of a development stage discount certificate business, the related website, and related proprietary technology and business model. This business model includes joint marketing and advertising with participating merchants to supply discount shopping, dining, and travel certificates for sale to the public on our website (http://www.bidgive.com) and the sharing of revenue proceeds with not-for-profits chosen by the individual purchasers.  We are currently further developing the assets we acquired in the merger and have commenced operations of an e-commerce website through which we will offer and sell discount certificates, and other products and services as opportunities arise. On February 2, 2004, our website was activated and initial business operations were commenced, but to date we have generated only nominal revenues.  Neither Rolfe Enterprises, Inc. nor BidGive Group, LLC, BidGive International’s two predecessors, has ever been subject to any bankruptcy, receivership or similar proceedings.

We have acquired written contracts with various restaurants and retail merchants desiring to participate in the BidGive programs to offer and sell dining and shopping certificates in our initial test market of Palm Beach/Boca Raton, Florida , and are continuing to seek contracts with additional merchants in that area.  We are also focusing our efforts on the independent school market by seeking to enroll such schools and their patrons in our Rewards Program. We also have a written agreement with Coventry Travel, a travel industry consolidator, to offer travel related services.

In October 2005, to expand our ongoing business operations within our core model, we launched our independent school marketing program as part of the worldwide 100th Anniversary Montessori Initiative.   As of the date of this Prospectus, approximately _ 450 __ Montessori schools have joined the Rewards Program as a result of their participation in this Initiative.

All Montessori schools are invited to join the Initiative, which includes offering parents a subscription to a new magazine devoted to the Montessori teaching philosophy and method.  This subscription includes automatic enrollment of the family in the Montessori Family Benefits rewards card program, a co-branded project under the BidGive Rewards Program.  After a family enrolls in the Rewards Program, we generate revenue as a result of receiving our share of the discount on every Rewards Program transaction completed by that family.  In addition, under our agreement with the American Montessori Society, we receive part of the school enrollment fee paid by each school that elects to participate in the Initiative and part of the subscription proceeds paid by individual subscribers to the magazine.

On October 4, 2005, MPublishing, LLC (“MPub”) a Texas limited liability company was formed by BidGive and AMS for the purpose of publishing the magazine “M”, a publication for Montessori families, and operating the associated website ( www.Mthemagazine.com ) wherein a co-branded form of the Company’s Rewards Program would be included.  The parties originally discussed MPub being owned 80% by the Company and 20% by AMS. On May 22, 2006, the parties reached final agree ment that the ownership structure of MPub should be 100% owned by the Company, and AMS would be entitled to receive a 20% net profit royalty interest in the operation of Mpub. The Company intends to use MPub as one vehicle and process to market BidGive’s Reward Program to the public, starting with the independent, and private school market.

  Merchants who join the Bidgive Reward P rogram have the opportunity to advertise in the new Montessori magazine and on the new associated website, as well as in newspaper inserts and other media generated by BidGive, in exchange for granting the discount rewards and certificates to the general public to support their charity of choice.  Once the merchants are recruited into the Program, the discounts they offer are available to any BidGive member without regard to who originally sponsored the merchant.

The Offering

Common Stock Offered

We are offering up to 1,000,000 shares of our common stock for sale to the public at a price of $2.50 per share. There are no minimum purchase requirements and no arrangements to place any of the proceeds of the offering in escrow.

Common Stock To Be Outstanding

We currently have a total of 6,308,292 shares of common stock issued and outstanding including 32,400 shares which are shown in our financial statements as common stock subject to rescission rights. In the event that all 1,000,000 shares offered hereby are sold, we will then have a total of 7,308,292 shares of common stock issued and outstanding.

No Trading Market	Our common stock is not quoted on the OTC Bulletin Board, or listed on any exchange, and there is not currently any public market for our stock.

Risk Factors

Investment in our common stock involves a high degree of risk. Among the significant risk factors are: (i) the fact that there is not currently a public market for shares of our common stock and no assurance that such a market will develop in the future; (ii) the fact that we commenced principal business operations during the first quarter of 2004 and have a limited operating history; and (iii) the fact that we will require substantial working capital to fund our business and there is no assurance that we will be able to obtain the necessary working capital (See “Risk Factors” for additional information).

Summary Financial Information

The following table sets forth summary financial data derived from our financial statements. This data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

BidGive International, INC.

	Three months ended	Fiscal year ended	Fiscal year ended
	March 31, 2006 (unaudited)	December 31, 2005	December 31, 2004

Operating Statement Data:

Revenues	$63,917	$ 80,593	25,920

Operating Expenses	$95,071	$146,424	$185,579

Net Profit (Loss) from Operations	($33,654)	($78,005)	($159,659)

Net Profit (Loss) Per Share	(0.00)	($0.01)	($0.02)

Balance Sheet Data:

Total Assets	$23,886	$30,089	$15,344

Total Liabilities	$283,959	$256,508	$163,758

Common stock subject to Rescission Rights	40,500	$40,500	$40,500

Shareholders’ Equity	($300,573	($266,919)	($188,914)

RISK FACTORS

The shares offered hereby are speculative and involve a high degree of risk, including the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting our business and this offering before making an investment decision.

We may be subject to claims for liability as a result of sales of securities which are alleged to have been made in violation of federal securities laws.

Under the federal securities laws, any offering of securities must be registered unless an exemption from registration is available, and, with limited exceptions, no exemption from registration is generally available for a private placement transaction which is made concurrently with a public offering.  We may be considered to have commenced a public offering of securities on December 31, 2003, when we first filed this registration statement on Form SB-2.  Subsequent to that date, we offered and sold 32,400 shares of common stock for a total of $40,500 and a total of $ 127,290 in principal amount of convertible promissory notes in private placement transactions and have paid off $ 1, 650 in notes plus accrued interest, leaving a total of $ 125,640 outstanding as of the date of this Prospectus. Although we made these transactions in reliance upon claimed exemptions from registration that we believed were valid, the purchasers may claim that the transactions violated federal securities laws.  If any of these transactions did violate federal securities laws, the purchasers in those transactions may have claims against us for damages or for rescission of their purchase transaction and recovery of the full subscription price paid, which would be a total of $ 166,140 , together with interest.  As of the date of this registration statement, none of the purchasers has made or threatened any claim against us alleging violation of the federal securities laws. In the event the purchasers of these securities successfully asserted claims for rescission it would have a substantial adverse effect on our business and on our ability to continue to operate.  We do not currently have sufficient funds available to pay such claims, and there is no assurance that we would be able to obtain such funds either from the proceeds of this offering, or from other sources.  In that event, it is likely that we would be forced to cease operations and liquidate our available assets to pay our liabilities, including, but not limited to, rescission claims.

We commenced principal business operations in the first quarter of 2004 and have a limited operating history. There is no assurance that we will achieve profitability or that we will not discover problems with our business model.

We have a limited operating history and are subject to all of the substantial risks inherent in the commencement of a new business enterprise.  We may encounter financial and operational difficulties, including the risks associated with persuading vendors and customers to participate in a new business process involving marketing and sale of discount certificates combined with sharing of revenue with not-for-profit entities that could result in a failure to become profitable. As a result, there can be no assurance that we will achieve our business objectives, or that we will produce significant levels of revenues or achieve profitability or that we will not discover problems with our business model.

The development of our business will be limited unless we obtain substantial working capital. If we do not raise significant capital either from this offering or from other sources, we will be required to abandon or significantly curtail our expansion plans.

We require substantial working capital to fund our business. As of March 31, 2006 , our current amount of working capital (current assets less current liabilities) was (260,073). Our cash available on hand on July 18, 2006 was approximately $ 42,297. We do not presently have adequate cash or sources of financing to meet either our short-term or long-term capital needs. We may not receive any significant amount of proceeds from this offering and we may also be unable to locate other sources of capital or may find that capital is not available on terms that are acceptable to us. If we do not raise significant capital either from this offering or from other sources, we will be required to limit our operations to those which can be financed with the modest capital which is currently available and we will be required to abandon or significantly curtail any of our expansion plans.

The due dates of our outstanding short-term notes have previously been voluntarily extended by agreement of the holders.  There is no assurance that the holders of such notes will continue to agree extensions of the due dates.   If such notes are not extended as they become due, the Company may be declared to be in default.

We currently have $ 125,640 in principal amount of short-term notes outstanding. The current due dates of these notes, substantially all of which have been voluntarily extended by the holders range from  August 3 , 2006 through October 27 , 2006. There is no assurance that the holders of all, or any portion, of these notes will continue to agree to extensions of the due dates, and the Company does not currently have the funds the pay these note on their respective due dates.  In the event the due dates of the notes are not extended and the Company is unable to pay them as they become due, the holders of the notes will have the right to declare them in default.  Upon declaration of default, the notes bear interest at the lesser of 18% per annum or the highest lawful rate under applicable state law, and are immediately due and payable in full.  The holders of the notes would have the right to initiate legal action against the Company to compel payment, which would have a substantially adverse effect on our business and on our ability to continue to operate.  In that event, it is likely that we would be forced to cease operations and liquidate our available assets to pay our liabilities, including, but not limited to, all the short-term notes.

Our success is dependent on retaining key personnel and on hiring and retaining additional personnel. We may be unable to hire and/or retain necessary key personnel, which could have a material adverse impact on our ability to expand our current business operations and achieve profitability.

Our success will be largely dependent upon the efforts of Mr. James P. Walker, Jr. and Mr. Michael Jacobson. We do not currently have employment agreements with either Mr. Walker or Mr. Jacobson, and there can be no assurance that such persons will continue their employment with us. The loss of the services of one or more of such key personnel would have a material adverse effect on our ability to maintain and expand our current business operations or to develop related products and services. Our success will also be dependent upon our ability to hire and retain additional qualified management personnel, and there is no assurance that we will be able to do so. Our inability to hire and/or retain qualified management personnel would have a material adverse impact on our ability to expand our current business operations and achieve profitability.

It may be difficult for you to sell your shares because there is currently no public market for shares of our common stock.

There is no current public market for shares of our common stock, and there is no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares of common stock.

Our management controls sufficient shares of our common stock to exercise significant influence over shareholder decisions. There is no assurance that the interests of our management will not conflict with the interests of the other shareholders in the future.

Our management is able to exercise significant influence over all matters requiring shareholder approval, including the ability to elect a majority of the Board of Directors and to approve or prevent us from taking significant corporate actions requiring director and shareholder approval.  Our executive officers, directors and affiliates currently beneficially own, in the aggregate, approximately 56% of our outstanding common stock. Following this offering, assuming it is fully subscribed, our executive officers, directors and their affiliates will beneficially own, in the aggregate, approximately 48.5% of our outstanding common stock.  If the offering is not fully subscribed, the percentage ownership of shares by our executive officers, directors and their affiliates will be greater than 48.5%. The share control owned by management could prevent us from entering into transactions that could be beneficial to other shareholders because the interests of management could conflict with the interests of other shareholders.

Purchasers in this offering will incur immediate substantial dilution. There is no assurance that our net tangible book value per share will equal or exceed the offering price in the future.

Our officers, directors and other current shareholders have acquired their shares of our common stock at a cost substantially less than $2.50 per share. As of March 31, 200 6 , there are 6,308,292 shares outstanding, including 32,400 shares categorized as common stock subject to rescission rights, having a net tangible book value of approximately ($0.04) per share. Assuming this offering is fully subscribed, of which there can be no assurance, there will be 7,308,292 shares outstanding having a net tangible book value of approximately $0. 29 per share (taking into account only the cash payments made by subscribers to the offering), which reflects an increase in net tangible book value of approximately $0.3 3 per share attributable to the cash payments made by subscribers to this offering.  In that event purchasers in this offering will suffer an immediate dilution of approximately $2. 21 per share, which represents approximately 88% of the public offering price of $2.50 per share.  The amount of dilution will vary depending upon how many of the shares offered hereby are sold.  For example, in the event this offering is only 25% subscribed, there will be 6,558,292 shares issued and outstanding having a net tangible book value of approximately $0.0 4 per share (taking into account only the cash payments made by subscribers to the offering), which reflects an increase in net tangible book value of approximately $0. 08 per share attributable to the cash payments made by subscribers to this offering, and purchasers in this offering will suffer an immediate dilution of approximately $2.4 6 per share, which represents approximately 98% of the public offering price of $2.50 per share. In the event this offering is only 50% subscribed, there will be 6,808,292 shares issued and outstanding having a net tangible book value of approximately $0.1 3 per share (taking into account only the cash payments made by subscribers to the offering), which reflects an increase in net tangible book value of approximately $0.1 7 per share attributable to the cash payments made by subscribers to this offering, and purchasers in this offering will suffer an immediate dilution of approximately $2.35 per share, which represents approximately 9 5 % of the public offering price of $2.50 per share. In the event this offering is only 75% subscribed, there will be 7,058,292 shares issued and outstanding having a net tangible book value of approximately $0.2 1 per share (taking into account only the cash payments made by subscribers to the offering), which reflects an increase in net tangible book value of approximately $0.2 5 per share attributable to the cash payments made by subscribers to this offering, and purchasers in this offering will suffer an immediate dilution of approximately $2.2 9 per share, which represents approximately 91% of the public offering price of $2.50 per share.

Our independent auditors have expressed a concern regarding our ability to operate as a going concern. There can be no assurance that we will receive sufficient proceeds from either this offering or from other sources, including future revenues, to achieve profitability.

We may not receive any significant amount of proceeds from this offering and we may also be unable to locate other sources of capital or may find that capital is not available on terms that are acceptable to us. Our independent auditors have expressed concern regarding our ability to operate as a going concern unless sufficient capital is raised by this offering or from other sources. There can be no assurance that we will receive sufficient proceeds from either this offering or from other sources, including future revenues, to achieve profitability.

USE OF PROCEEDS

If we sell the maximum of 1,000,000 shares in this offering, we will receive proceeds of $2,500,000 before the deduction of the costs associated with this offering. The following table provides information regarding our intended allocation of the net proceeds of this offering, assuming various percentages sold of the total shares offered in the offering:

USE OF PROCEEDS
	100% of offering	75% of offering	50% of offering	25% of offering	10% of offering

Offering Expenses	$100,000 (4.0%)	$100,000 (5.3%)	$100,000 (8.0%)	$100,000 (16.0%)	$100,000 (40.0%)

Salaries, Bonuses and Employee Benefits	$600,000 (24.0%)	$500,000 (26.7%)	$400,000 (32.0%)	$200,000 (32.0%)	$30,000 (12.0%)

Advertising	$400,000 (16.0%)	$300,000 (16.0%)	$200,000 (16.0%)	$50,000 (8.0%)	$0 (0.0%)

Sales Commissions	$275,000 (11.0%)	$275,000 (14.7%)	$200,000 (16.0%)	$75,000 (12.0%)	$50,000 (20.0%)

Not-For-Profit Royalty Commissions	$100,000 (4.0%)	$100,000 (5.3%)	$100,000 (8.0%)	$50,000 (8.0%)	$25,000 (10.0%)

Website Maintenance and Upgrades	$100,000 (4.0%)	$25,000 (1.3%)	$20,000 (1.6%)	$6,000 (1.0%)	$2,500 (1.0%)

Capital Expenditures	$150,000 (6.0%)	$25,000 (1.3%)	$15,000 (1.2%)	$5,000 (0.8%)	$2,500 (1.0%)

Legal and Accounting Fees	$300,000 (12.0%)	$225,000 (12.0%)	$100,000 (8.0%)	$55,000 (8.8%)	$20,000 (8.0%)

Administrative Expenses	$100,000 (4.0%)	$75,000 (4.0%)	$25,000 (2.0%)	$20,000 (3.2%)	$5,000 (2.0%)

Taxes	$300,000 (12.0%)	$200,000 (10.7%)	$75,000 (6.0%)	$50,000 (8.0%)	$10,000 (4.0%)

Working Capital	$75,000 (3.0%)	$50,000 (2.7%)	$15,000 (1.2%)	$14,000 (2.2%)	$5,000 (2.0%)

Total	$2,500,000 (100.0%)	$1,875,000 (100.0%)	$1,250,000 (100.0%)	$625,000 (100.0%)	$250,000 (100.0%)

The principal purpose of this offering is to fund the expansion of our operations. The proceeds of this offering will primarily be used to hire additional employees, open additional markets for our products and services, and purchase advertising space for the BidGive program. We expect that our legal and accounting fees, administrative expenses, and capital expenditures will correspondingly increase as a result of hiring additional employees, expanding into additional markets, and increased revenues. The information above represents our best estimate of our intended allocation of the proceeds from this offering; however, to the extent that any actual expenses in one or more categories are more or less than the budgeted amount(s), our allocation of the proceeds at each funding level may vary slightly. Capital expenditures may include but are not limited to funds for the purchase and/or lease of computer equipment, proprietary software upgrades and development, and office equipment as we expand our operations. We have no current agreements or commitments with respect to any material acquisitions. Proceeds allocated to salaries, bonuses and employee benefits will be used to compensate employees, officers and directors as established and approved by our Board of Directors (or our compensation committee once one is established). Mr. Walker, our President and a Director, and Mr. Jacobson, Chairman of the Board and Vice President, will each receive an initial annual salary of $150,000 if the offering is at least 75% subscribed, $125,000 if the offering is at least 50% but less than 75% subscribed, $85,000 if the offering is at least 25% but less than 50% subscribed, and $10,000 if the offering is at least 10% but less than 25% subscribed. See “Management’s Discussion and Analysis or Plan of Operations—Plan of Operations” for additional information regarding our expansion plans.

DETERMINATION OF OFFERING PRICE

The offering price of $2.50 per share was determined at the sole discretion of our management. In determining the offering price we considered various factors including our current capital structure, our opinion of our business prospects and current conditions we believe will affect our business and operations.  However, we have no significant tangible assets or operating history and have not generated any significant revenues to date.  As a result, our offering price does not bear any relationship to our assets, earnings, book value, cash flow, or other generally accepted criteria of value.

DILUTION

Our officers, directors and other current shareholders have acquired their shares of common stock at a cost substantially less than $2.50 per share.  As a result, purchasers in this offering will suffer immediate substantial dilution in the net tangible book value of their shares following completion of the offering, while our current shareholders will realize an increase in the net tangible book value of their shares.  The following table illustrates this per share dilution as of March 31, 200 6 , assuming various percentages of the total number of shares we are offering are sold, and assuming we do not pay broker/dealer commissions to sell the shares. The amount of dilution will vary depending on how many of the shares offered by the Company are sold.  See the following table:

DILUTION TABLE

	100% of offering	75% of offering	50% of offering	25% of offering	10% of offering

Offering Price	$2.50	$2.50	$2.50	$2.50	$2.50

Net Tangible Book Value Per Share Before Offering	(0.04)	(0.04)	(0.04)	(0.04)	(0.04)

Net Tangible Book Value Per Share After Offering	0.31	0.23	0.15	0.06	0.00

Dilution of Net Tangible Book Value to New Investors	2.19	2.27	2.35	2.44	2.50

Increase in Net Tangible Book Value to Existing Shareholders	0.35	0.27	0.19	0.10	0.04

PLAN OF DISTRIBUTION

We are offering the shares on a “self-underwritten” basis directly through James P. Walker, Jr. and Michael Jacobson, two of our executive officers and directors named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. This offering will terminate upon the earlier to occur of (i) the second anniversary of the date of this Prospectus, (ii) the date on which all 1,000,000 shares registered hereunder have been sold, or (iii) the date on which we terminate this offering.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within two years from this initial effective date of this registration. This offering does not pertain to an at-the-market offering of equity securities of BidGive International. We may offer the shares through brokers or sales agents, who may receive compensation in the form of commissions or fees. Although we have not yet done so, we anticipate that we may seek to enter into agreements with various brokers and sales agents to assist us in identifying and contacting potential investors. Under these agreements, we anticipate that we would generally agree to pay fees or commissions based on a percentage (not exceeding 10%) of the aggregate purchase price of shares sold by such brokers or sales agents or that we sell to investors identified and contacted by these sales agents. These agreements may, in some cases, provide that we reimburse these sales agents for out-of-pocket expenses incurred in connection with their engagement. Any broker, dealer or sales agent that participates in the distribution of shares may be deemed to be an underwriter, and any profits on the sale of the shares by any such broker, dealer or sales agent, and any commissions and fees received by such broker, dealer or sales agents may be deemed to be underwriting compensation under the Securities Act. In addition, to comply with the securities laws of certain jurisdictions, the shares may be required to be offered and sold only through registered or licensed brokers or dealers. If such registered or licensed brokers or dealers are engaged, the total commission and fees paid to such brokers and dealers in connection with the sale of shares will not exceed 10% of the selling price of the shares. In the event we enter into an underwriting agreement or agreements with broker-dealers and sales agents at any time after the effective date of this registration statement, we will be required to file a post-effective amendment to the registration statement to identify the underwriter, update the disclosure regarding the plan of distribution, file the underwriting agreement as an exhibit, and update all other applicable sections of the registration statement.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In connection with their selling efforts in the offering, Mr. Walker and Mr. Jacobson will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Neither Mr. Walker nor Mr. Jacobson are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Neither Mr. Walker nor Mr. Jacobson will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither Mr. Walker nor Mr. Jacobson are, or have been within the past 12 months, a broker or dealer, and neither of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Walker and Mr. Jacobson will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Neither Mr. Walker nor Mr. Jacobson participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Following acceptance of subscriptions, all funds will be immediately available to BidGive International and subscribers will have no right to the return of their funds in the event less than the maximum number of shares offered hereby is sold.

Our officers, directors, existing stockholders and affiliates may purchase shares in this offering and there is no limit to the number of shares they may purchase.

LEGAL PROCEEDINGS

Neither BidGive International nor its property is the subject of any pending legal proceedings, and no such proceeding is known to be contemplated by any governmental authority. We are not aware of any legal proceedings in which any director, officer or affiliate of BidGive International, any owner of record or beneficially of more than 5% of any class of our voting securities, or any associate of any such director, officer, affiliate or security holder of BidGive International, is a party adverse to BidGive International or any of its subsidiaries or has a material interest adverse to BidGive International or any of its subsidiaries.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers are elected annually by the Board of Directors. The directors serve one year terms or until their successors are elected. We have not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. All such applicable functions have been performed by the Board of Directors as a whole. We anticipate establishing such committees in the near future. During the fiscal year ended December 31, 2005, the Board of Directors held no formal meetings, but took action once by unanimous written consent. There are no family relationships among any of the directors, nominees or executive officers. Other than our executive officers, we currently have no other significant employees.

The following table sets forth the names and ages of our current executive officers and directors, the principal positions held by each within BidGive International, and the date such persons became officers and directors:

Name and Age	Director/Officer Since	Position(s) Held

James P. Walker, Jr. (44)	2003	President, Chief Executive Officer, Secretary and Director

Michael Jacobson (52)	2004	Chairman of the Board and Vice President

Rebecca Richardson-Blanchard (39)	2005	Chief Financial Officer and Treasurer

Ronald D. Gardner (63)	2004	Director

Biographical Information

James P. Walker, Jr. has served as the President, Secretary and a director of BidGive International since December 4, 2003. Mr. Walker was in private law practice from 1985 to 1989, and with J.C. Penney Company from 1989 to 1996. From 1996 to 1999, he was COO/General Counsel with Benchmark Environmental Consultants where he was responsible for restructuring and managing operations.  From September 1999 to December 2001, he was CEO of Technology Business Partners, a technical consulting/staff augmentation company. In December 2001 he became CEO/COO and director of BidGive, Inc., a development stage company, to oversee development and testing of BidGive, Inc.’s discount dining certificate business. In May 2003, Mr. Walker served as CEO/COO and Manager of BidGive Group, LLC, a transitional company formed to acquire certain assets of BidGive, Inc., to merge with Rolfe Enterprises, Inc. (BidGive International’s predecessor), and to expand and commercialize the acquired discount certificate business, launch business operations, and to raise operating capital. He is a graduate of Texas Tech University (BA 1982) and School of Law (JD 1985). Mr. Walker currently devotes his full time and attention to BidGive International, and has not had any other business activities from December 2001 to the present other than with BidGive, Inc. and BidGive Group, LLC.

Michael Jacobson has served as Vice President and Chairman of the Board of Directors of BidGive International since March 2004.  From 1984 to 1998, he was Vice President of Marketing for the SEN Group, a firm that created special events for not-for-profits, corporate sales and event promotions, and high net worth individuals. Subsequently, he was VP Marketing of Market City USA, an Internet based discounter, for two years (April 1998 to April 2000) before resigning that position to create and launch BidGive, Inc. in April 2000. Mr. Jacobson is chiefly responsible for establishing and managing BidGive International’s sales and marketing campaigns. Mr. Jacobson currently devotes his full time and attention to BidGive International, and has not had any other business activities from April 2001 to the present other than with BidGive, Inc. and BidGive Group, LLC.

Rebecca Richardson-Blanchard, age 39, has served as Interim Chief Financial Officer and Treasurer since April 2005.  Ms. Richardson-Blanchard has held the position of Senior Accountant for the accounting firm, Thomas W. Richardson, CPA, from November 1990 to the present. During this time the accounting firm specialized in financial and business consulting and preparation of individual and business taxes. From December 1983 to October 1990, Ms. Richardson-Blanchard was employed by Savings of America as Accounts Supervisor. Ms. Richardson-Blanchard devotes approximately 15% of her time and attention (approximately 8 to 10 hours per week) to BidGive International, and devotes the remainder of her time and attention to her accounting firm.

Ronald D. Gardner has served as a director of BidGive International since March 2004. Since 1998, Mr. Gardner has been self-employed as an independent sales and marketing consultant in the debit and prepaid calling markets.  From 1988 to 1998 Mr. Gardner worked in the telecommunications industry.  From 1996 to 1998, he was President of Logiphone Group, a telecommunications company doing business in the Netherlands.  During 1995 he was a consultant to ACR, Inc., which was engaged in the business of selling and marketing long distance services, and The Furst Group, Inc., which was engaged in the business of selling prepaid calling card services.  From 1988 through 1994 he worked for Comac, Inc., a private telecommunications company reselling AT&T long distance services.  During the period from 1992 to 1994 he was the President of Comac, Inc., and prior to that time he was national director of sales and marketing for Comac, Inc.  Mr. Gardner is a graduate of West Virginia University (BS 1963) and New Mexico Highlands University (MS 1968).

Advisory Board

Our advisory board advises our Board of Directors on our business plan and operations. The following three individuals presently comprise our advisory board:

Judith Cunningham is the Head of Schools for Toronto Montessori Schools, the largest Montessori school in North America, and is an international consultant to Montessori schools and an educational speaker.  Ms. Cunningham has more than twenty years’ experience with non-profit organizations.  She is also a past board member of the American Montessori Society.

David Petersen is an independent consultant. Mr. Petersen founded and served as chief executive officer, of Telemarketing Resources International Inc., a startup company formed to supply equipment to the call center industry. Mr. Peterson was also a founder of VoiceCast International Inc., a direct marketing voice message service bureau with patented technology. Mr. Petersen is also a recognized marketing and media placement specialist. Mr. Peterson’s past experience includes providing marketing services to Eddie Bauer, Nextel, 1-800 Flowers, Sports Illustrated, Entertainment Weekly, Echostar (Dish Network) Sprint PCS, T-Mobile, First USA, Citadel Communications, Cendent, the “Get Out the Vote Campaign,” Direct DSL, and BMG Music.

Robert Schneiderman is the owner and President of R.S. and Associates, Inc., marketing consultants.  Mr. Schneiderman implements marketing strategies for clients and joint venture partners, provides project management, structuring of operational systems and procedures, expands marketing channels, and assists with contract negotiations. Mr. Schneiderman also serves as a business liaison between BidGive International and various marketing entities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31 , 2006, certain information with respect to the common stock beneficially owned by (i) each director, nominee to the Board of Directors and executive officer of BidGive International; (ii) each person who owns beneficially more than 5% of our common stock; and (iii) all directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

James P. Walker, Jr., President, CEO, Secretary and Director (1) 3538 Caruth Blvd., Suite 200 Dallas, Texas 75225	1,593,897 (4)	25.26%

Michael Jacobson, Chairman of the Board and Vice President (1) 3538 Caruth Blvd., Suite 200 Dallas, Texas 75225	1,235,380 (3)	19.58%

Ronald D. Gardner, Director (1) 3538 Caruth Blvd., Suite 200 Dallas, Texas 75225	646,917 (5)	10.26%

Rebecca Richardson-Blanchard, Chief Financial Officer (1) 3538 Caruth Blvd., Suite 200 Dallas, Texas 75225	0	nil

Robert Schneiderman 843 Persimmon Lane Langhorne, PA 19047	380,353 (6)	6.02%

Mid-Continental Securities Corp. P.O. Box 110310 Naples, FL 34108-0106	365,100	5.8%

Frank Pioppi (2) 4 Cliff Avenue Winthrop, MA 02152	388,700	6.16%
All Directors and executive officers (4 persons)	3,476,194	56.78%

______________________________

(1) The person listed is an executive officer and/or director of the Company.

(2) Includes the 365,100 shares of Common Stock owned by Mid-Continental Securities Corp. Frank Pioppi is the Chairman of Mid-Continental Securities Corp., and is deemed by that company to be the beneficial owner of 100% of Mid-Continental's shares in the Company.

(3) Includes 27,354 shares held of record by my Mr. Jacobson's spouse and 1,226 shares issuable upon conversion of outstanding convertible notes, of which Mr. Jacobson may be deemed to be the beneficial owner.

(4) Includes 110,296 shares held of record by Mr. Walker’s children and 37,976 shares issuable upon conversion of outstanding convertible notes, of which Mr. Walker may be deemed to be the beneficial owner.

(5) Includes 40,000 shares held of record by Mr. Gardner’s spouse, and 1,000 shares issuable upon conversion of outstanding convertible notes, of which Mr. Gardner may be deemed to be the beneficial owner.

(6) Includes 1,667 shares issuable upon conversion of outstanding convertible notes, of which Mr. Schneiderman may be deemed to the beneficial owner.

DESCRIPTION OF SECURITIES

Common Stock

Our Certificate of Incorporation authorizes the issuance of 20,000,000 shares of common stock, par value $.001, and 10,000,000 shares of preferred stock, par value $.001, of which 6,308,292 and 0 shares, respectively, are currently issued and outstanding. Following completion of this offering, assuming it is fully subscribed, we will have a total of 7,308,292 shares of common stock issued and outstanding. Each record holder of our common stock is entitled to one vote for each share held on all matters properly submitted to our shareholders for their vote. Our Certificate of Incorporation does not permit cumulative voting for the election of directors.

Holders of outstanding shares of our common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up our affairs, holders are entitled to receive, ratably, our net assets. We have never declared any cash dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future.  Holders of outstanding shares of common stock have no preemptive rights and no conversion or redemption rights.

Transfer Agent

Our transfer agent is OTC Corporate Transfer Service Co.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation and Bylaws include provisions requiring us to provide indemnification for officers, directors, and other persons. We have the power, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, to indemnify any director, officer, employee or agent of the corporation, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by Section 145, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Disclaimer Regarding Forward-Looking Statements

Certain statements in this prospectus that are not statements of historical fact are what are known as “forward-looking statements,” which are basically statements about the future. For that reason, these statements involve risk and uncertainty since the future cannot be accurately predicted. Words such as “plans,” “intends,” “hopes,” “seeks,” “anticipates,” “expects,” and the like often identify such forward-looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward-looking statements include statements concerning our plans and objectives with respect to our present and future operations, and statements that express or imply that such present and future operations will or may produce revenues, income or profits. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading “Risk Factors” beginning on page 5. These and other factors may cause our actual results to differ materially from any forward-looking statement. We caution you not to place undue reliance on these forward-looking statements. Although we base these forward-looking statements on our expectations, assumptions and projections about future events, actual events and results may differ materially, and our expectations, assumptions and projections may prove to be inaccurate. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

Background

We were originally incorporated as Rolfe Enterprises, Inc. under the laws of the State of Florida on May 6, 1996. We were formed as a “blind pool” or “blank check” company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Exchange Act by filing a registration statement on Form 10SB on September 12, 2002. On April 12, 2004, Rolfe Enterprises, Inc. was merged with and into BidGive International, a Delaware corporation formed on such date and prior to the merger a wholly-owned subsidiary of Rolfe Enterprises, Inc., with BidGive International surviving the reincorporation merger. The purpose of the reincorporation merger was to convert Rolfe Enterprises, Inc. from a Florida corporation to a Delaware corporation and to change its name to “BidGive International, Inc.”

Pursuant to a merger agreement and plan of reorganization dated October 10, 2003 (the “merger agreement”), entered into by and among Rolfe Enterprises, Inc. (BidGive International’s predecessor), the Merger Sub, Mid-Continental Securities Corp. (our largest stockholder on the date the merger agreement was executed), and BidGive Group, LLC (a Texas limited liability company), effective as of December 4, 2003, BidGive Group, LLC was merged with and into the Merger Sub with the Merger Sub surviving the merger, and each 1% membership interest in BidGive Group, LLC which was issued and outstanding immediately prior to the effective time of the merger was converted into 57,446 shares of our common stock. As a result of the merger, the former members of BidGive Group, LLC became the holders of 92.5% of our issued and outstanding common stock effective as of December 4, 2003. BidGive Group, LLC was a start-up transitional company formed on May 28, 2003 to acquire certain assets from a developmental, non-operating company named BidGive, Inc. Neither Rolfe Enterprises, Inc. nor BidGive Group, LLC, BidGive International’s two predecessors, has ever been subject to any bankruptcy, receivership or similar proceedings.

In anticipation of completion of the merger transaction with BidGive Group, LLC, we completed a recapitalization of our common stock. Prior to the recapitalization, we had a total of 5,822,250 shares of common stock issued and outstanding. As part of the recapitalization, we first completed a 2:1 forward stock division that increased our issued and outstanding common stock to 11,644,500 shares, and simultaneously increased our authorized common stock from 10,000,000 to 20,000,000 shares, par value $.0005. After completion of the forward division and the increase in the number of authorized shares of common stock, we completed a 1:25 reverse stock split which reduced the number of issued and outstanding shares of common stock from 11,644,500 to 465,780, and also increased the par value per share of common stock back to $.001, but did not reduce the number of authorized shares of common stock.

Following completion of the merger, the former members of BidGive Group, LLC owned a total of 5,744,600 shares of common stock, or 91.5% of our issued and outstanding common stock, and our former stockholders owned a total of 465,780 shares of common stock, or 7.4% of our issued and outstanding common stock.

Development of Business of BidGive Group, LLC

BidGive Group, LLC was a start-up transitional company that acquired certain assets from a developmental, non-operating company named BidGive, Inc. related to its discount certificate business. The assets acquired consisted of the discount certificate business operations under development, the “BidGive” name and slogans, and a non-operating website (http://www.bidgive.com).

BidGive Group, LLC expanded and refined the discount certificate business, adding an advertising and marketing element for certificate acquisition, an entire new program of retail shopping certificates, geographical expansion, toll-free number certificate purchasing and certificate validation, back-end data access for merchant certificate validation and not-for-profit contribution auditing, sales and marketing joint venture programs, and the filing of a provisional patent on the revised and enlarged business methods and processes.

Principal Products and Services

Our initial products are discount retail, dining and travel certificates/credits, and discount local and long distance telephone service, where every purchase supports the not-for-profit organization of the purchaser’s choosing by donating a portion of the net proceeds from the transaction. For example, a purchaser could buy one of our $50.00 retail or dining certificates for the price of $35.00 with a portion of the proceeds going to the purchaser’s charity of choice. The certificate/credit is from a local or national merchant or fine restaurant that does not ordinarily give discounts, but does so with us because the charitable support element makes them good corporate citizens as well as increases traffic to their establishment. The purchaser gets a good deal and supports a good cause, the charity receives proceeds that they would not otherwise receive and for little cost or effort on its part, and the vendors receive advertising exposure and increased sales and traffic to their establishments while being good citizens and without having to choose just one charitable cause which some percentage of their customers might choose not to support.

We have acquired written contracts with various restaurants and retail merchants desiring to participate in the BidGive programs to offer and sell dining and shopping certificates in our initial test market of Palm Beach/Boca Raton, Florida (32 written contracts to date) and are continuing to seek contracts with additional merchants in that area.  We are also focusing our efforts on the independent school market by seeking to enroll them in our rewards program.  To date, we have enrolled a total of approximately 450 schools, which are located in Canada and 35 states  The states with the largest  number of currently enrolled schools include 33 schools in Illinois, 31 in California, 20 in Texas and 19 in Florida.  We intend to encourage participatory schools to recruit local merchants into our rewards program and are currently in the process of supplying the participating independent schools with necessary materials for that purpose. Sales activity has been nominal to date as we roll out the program and system.

Generally, the material terms of the written agreements entered into with merchants require us to market the discounts provided by the merchants in exchange for a share of the discount and require the merchants to agree to provide the negotiated discounts, accept BidGive certificates/credits submitted by purchasers, and participate in marketing efforts. Under the cooperative advertising certificate program, the purchaser receives a 30% discount off the normal retail price of the purchases from participating merchants and an additional 5% of the normal retail price goes to the purchaser’s selected charity. When merchants elect to participate and advertise through BidGive, they pay for part of the advertising cost by specifying the number of certificates that will be redeemable at their establishments.  BidGive generates revenues from the difference between the advertisement rates it negotiates with publishers and the advertising fees charged to the participating merchants ..  We hold the discounts and certificates as inventory in the sense that the written advertising participation agreements provide for a specified number of certificates per each advertisement a merchant participates in or a standard discount given to BidGive debit cardholders (as discussed below), as maintained on our website by our inventory control software. The discounts and certificates will not be sold on a consignment basis.

We also have a written agreement with Coventry Travel, a travel industry consolidator, to offer travel related services. Coventry Travel provides all travel fulfillment services, including a toll-free customer service call center, in exchange for 20% of the $50 travel voucher cost when voucher purchasers contact Coventry Travel through our toll-free number. Either BidGive International or Coventry may cancel the agreement upon reasonable notice, but Coventry must honor all travel vouchers sold prior to cancellation.  We previously offered a discount telecom program to our customers, but in November 2004 this program was discontinued. We received nominal revenues (less than 1% of total revenues) from the telecom program prior to its discontinuance.  We currently intend to reinstate the program during the third quarter of 2006.

In November 2004, we added an online mall to our business through execution of a company called Linkshare.  This is a standard “click through” retail program in which the Company receives nominal revenue, and our patrons and designated not-for-profits receive discounts and royalties from the listed merchants for any merchandise or services purchased at the merchant via the “click through” from the Company’s website.  The material terms of the agreement with Linkshare are that the Company is permitted to establish the “click through” links with individual merchants in Linkshare’s network and offer the various discounts and royalties to its patrons.  We receive a small percentage of each transaction from the merchant, and our patrons receive a stated discount (generally 1 – 5%) , and the non-profit designated by the patron receives a royalty under our standard disbursement process.  During 2004 our revenues from the online mall were nominal and less than 1% of our revenue.

We present our Rewards Program to independent schools as a way for them to leverage the relationship they have already established with the families of their students.   Individual schools may participate in the Rewards Program simply by assigning parents to manage the program within the school, including enrolling other parents and school teachers/administrators in the program and recruiting local merchants into the program.  By encouraging the families of their students to join our Rewards Program and to designate the school to receive the charitable royalty portion of the negotiated discount provided by merchants on each transaction, the school has the opportunity to increase the revenues it receives from student families without directly requesting additional donations from them. The Rewards Program offered to the schools is a co-branded form of the Company’s standard Rewards Program, which has been adjusted in an effort to fit the unique interests and desires of the participant.  For example, with the Montessori community, the Company’s rewards program is being offered through participating Montessori schools and the American Montessori Society as the “Montessori Family Benefits” rewards card program in conjunction with the new Montessori magazine (“ M: the Magazine for Montessori Families”) and the 100th Anniversary of Montessori celebration in 2006-2007 (the “Montessori Initiative”).

Commencing in the third quarter of 2005, we provided consulting services to the American Montessori Society (“AMS”), an accrediting agency for Montessori schools, relating to establishing a sustainable revenue stream for it and its individual schools in conjunction with the upcoming 100th Anniversary Montessori Initiative.  The consulting services involved assistance in re-designing the AMS website to add pages devoted to the Montessori Initiative, assistance in formulating the Initiative as a whole as an outreach to the general public, garnering media attention, acquiring corporate sponsors, and launching a new magazine devoted to Montessori teachings called “ M: The Magazine for Montessori Families” (the “Magazine”).   The Magazine is owned, operated and published by MPublishing, LLC, (“MPublishing”) a private entity formed in October 2005, which is wholly owned (100%) by Bidgive. AMS is entitled to receive a royalty equal to 20% of the net profits earned by the Company from the operation of Mpublishing.  Bidgive, through Mpublishing, is responsible for the initial design, production, marketing and general implementation of the magazine, with AMS’s assistance in providing Montessori and Montessori-related information.  Mpublishing is required to publish the magazine on a bimonthly basis.  This Agreement has a term of five years, which can be extended for an additional five-year term upon mutual agreement of the parties, and can be terminated by either party at any time.

Along with the magazine, MPublishing operates an associated website ( www.MtheMagazine.com ) where the Rewards Program resides and can be accessed by all participants.  Three (3) issues of the magazine have been printed and distributed (every two months) since January 2006.  The new magazine currently has approximately 3,500 subscribers.  It is anticipated that there will be an increase in the number of subscribers beginning in September 2006, with the new school year ..

Editorial and design/layout services for the magazine are handled by Brady & Paul Communications Inc., with printing and distribution services handled by Quebecor World.  Our agreement with Brady & Paul requires us to pay $10,000 per issue for assistance with the production of the magazine, with an estimated six issues per year; however, this issue payment is deferred and accrued until such time as Mpublishing has received sufficient revenues to make these payments.  We also have agreed to pay Brady and Paul five percent (5%) of gross revenues derived from magazine operations in 2006 and seven and one-half percent (7.5%) in 2007.  Brady & Paul will provide editing, design, and art direction, as well as assistance with the implementation of a publishing program.  Subscription and database software are utilized by MPublishing to maintain operations.

In addition to including articles that are intended to educate and inform readers, an integral part of the magazine is to market the Company’s Rewards Program and to be a vehicle for advertising by corporate sponsors and merchant participants.  The new magazine and the associated website are intended to continue the Company’s advertising model and to serve as delivery vehicles in addition to local newspaper ads and inserts.

Our independent school marketing program was launched in October 2005,as part of the 100th Anniversary Montessori Initiative and as a vehicle to expand BidGive’s ongoing business operations. As of the date of this Prospectus, approximately 450 Montessori schools have joined the Rewards Program as a result of their participation in this Initiative.

All Montessori schools are invited to join the Initiative, which includes offering parents a subscription to a new magazine devoted to the Montessori teaching philosophy and method.  This subscription includes automatic enrollment of the family in the co-branded Montessori Family Benefits rewards program under the BidGive Rewards Program umbrella.  The Montessori Family Benefits rewards card is the co-branded program for the Montessori schools employing the Company’s standard debit card reward program model.  The co-branded card can be either a Visa or a MasterCard debit card and will be issued in association with a card-issuing bank.  The card will utilize the Visa/MasterCard merchant systems and processing and will be accepted anywhere Visa/MasterCard are accepted.  However, the merchant will also have to be a participant in BidGive’s program for the purchaser and selected charity to receive benefits through our Rewards Program.

After a family enrolls in the Rewards Program, we generate revenue as a result of receiving our share of the discount on every Rewards Program transaction completed by that family.  Our proprietary software, along with the software from our card-issuing bank and our card merchant , tracks all transactions and divides and distributes the proceeds as necessary to each participant. This operation is part of our patent-pending business model, and we believe it is one of the barriers to entry for any would-be competitors. In addition, under our agreement with the American Montessori Society, we receive the entire school enrollment fee paid by each school that elects to participate in the Initiative, out of which we must pay the cost and expense of providing the necessary materials to the school for the purpose of marketing the Rewards Program to their patrons and supporters.  The fee paid by each school is based on school size and ranges from $125 (for a school of up to 50 families) to $600 (for schools of over 500 families).  We also receive the subscription proceeds paid by families who subscribe to the Initiative.    Subscription to the magazine, which includes enrollment in the Rewards Program and a Rewards Program card, costs $49.95 per family, of which $15.00 is allocated and paid to Bidgive as reimbursement for expenses related to expenses related to issuance of the Rewards Program card.    The balance of the subscription fee is retained by MPublishing and used to pay its operating expenses.  AMS is entitled to receive a royalty equal to 20% of the net profits of MPublishing.

Merchants who join the program have the opportunity to advertise in the new Montessori magazine and on the new associated website (www.MtheMagazine.com), as well as in local newspaper inserts and other media generated by BidGive, in exchange for granting the discount rewards and certificates to the general public to support their charity of choice.  Once the merchants are recruited into the Program, the discounts they offer are available to any BidGive member without regard to who originally sponsored the merchant.

Our joint venture partner in Palm Beach/Boca Raton, Florida is Ms. Terry Byer.  Our joint venture partner in Newark, New Jersey and Long Island, New York is Personal Greetings, Inc.  Our joint venture partner in Toronto, Canada is Mr. Leonard Pearl.  The material terms of our agreement with each of the venture partners are nearly identical: they act as our local agents in recruiting and managing independent sales contractors and acquiring merchants and local charities to participate in our programs, and they pay for the initial advertisement in their local paper or other media to launch operations in the area, in exchange for compensation in the form of either shares of our common stock or a percentage of the net revenues generated through their locations, or a combination of both stock and revenue sharing—Ms. Byer in Florida will receive 10,000 shares of our common stock but no revenue sharing; Personal Greetings, Inc. in the Northeast area will receive 50% of the net profits generated by the operations in the Northeast area with a monthly advance against commissions after the completion of this public offering; and Mr. Pearl in Canada will receive 35,000 shares of our common stock and 50% of the net profits generated in Canada up to a maximum of $9,000 per month.  Further, as part of each agreement, if the individual joint venture was established on a revenue sharing basis, we have the right , at our option , to purchase the joint venture partners’ interests in the operations in exchange for shares of our common stock. Ronald Gardner, who is employed by our joint venture partner, Personal Greetings, Inc. (“PGI”), is also a Director of BidGive International, and both Mr. Gardner, individually, and PGI hold shares of our common stock.

In general, our business model , including the initial focus on the independent school market, is based on the following steps: with the cooperative advertising certificate program we purchase advertising space in publications (such as local newspapers/magazines including M: the Magazine, a publication of our wholly-owned subsidiary MPublishing) and other media (such as billboards and websites, including the website associated with the “M” magazine), we place the ads or subdivide the ad space and sell smaller ad space to select merchants in association with our total marketing program. The merchants will pay half of the purchase price for their advertising space in cash, with the remaining half of the purchase price payable in the form of discount certificates (in denominations of $50 or $100) that are redeemable at their business establishments. We will also offer the merchants the opportunity to provide slightly reduced (3-20%) but constant discounts to our participating members through our branded BidGive debit card affinity program, including co-branded programs such as the Montessori Family rewards card which programs are presently under development.  Our debit card and all co-branded cards will be issued by established banks in conjunction with either Visa or MasterCard, who will complete transactions using their established technology as with any other debit card. Similar to the certificate program, we will approach merchants to provide discounts to members participating in our debit card program (constant discounts under the debit card) that pay for their goods and services purchases with the BidGive or other co-branded debit card.  As with the certificate program, a portion of the monies will go to a charity selected by the purchaser.  BidGive International will receive a portion of the discount savings.  We receive revenue from retail and dining advertisers in the form of cash and discount certificates when advertisers participate in our marketing programs, and from customers in the form of cash (credit/debit card charges) when customers purchase the discount retail and dining certificates through our website or toll-free telephone number, or use their BidGive or co-branded debit card with the affinity purchasing program. We receive revenue in the form of cash (credit/debit card charges) when customers purchase travel vouchers, which give them access to savings on travel through our contract with Coventry Travel. Historically, the percentages of revenues generated by each of our business segments were: retail – 50%, dining – 45%, travel – 3%, and telecom – 2%. Our telecom program has since been temporarily discontinued while we locate a new telephone service provider. As we increase our marketing and advertising efforts, we expect travel, and, once we engage a new telephone service provider, telecom, to increase to 5% and 3% of our revenues, respectively, with retail and dining falling to 47% and 45% of our revenues, respectively. Our standard discount for retail and dining certificates is 30%, and in conjunction with each purchase , we agree to pay a royalty (generally 5%) to the purchaser’s charity of choice.  The constant discount under the affinity debit card program ranges from 3% to 20% depending upon the merchant, with royalties (divided between us and the purchaser’s charity of choice) ranging from 1% to 5% depending upon the discount provided to the purchaser. Under our business model of using both independent schools and their patrons, as well as our venture partners and independent contractors to open markets, the addition of future markets should only require nominal resources of our time and money.

Description of Industry

The online commerce market is new, rapidly evolving and growing, and competitive. We expect significant competition because barriers to entry are minimal, and current and new competitors can launch new websites at a relatively low cost; however, the threat of patent enforcement litigation relating to our proprietary, patent-pending business model (as described above under “Principal Products and Services”) should help to protect our competitive position within our industry. Business methods are now considered patentable subject matter. As with all patentable subject matter, the business method must merely meet the dual requirements of being novel and non-obvious.  As a result, we have prepared and filed a patent application to cover the unique components of our business model. When issued, the patent should deter others from utilizing a business model having the components covered in the issued claims. (See “Proprietary Technology” for additional information on our patent application.) There are numerous companies and websites through which discount certificates may be purchased on various terms, some of which will compete on some level with us, but none of which, to the best of our knowledge, bring all the elements together as we do—the “elements” being a discount to the purchaser with a royalty paid to the not-for-profit and advertising and increased traffic and sales to the merchant. Our business model encourages increased traffic to the merchant because purchasers must either physically visit the merchant’s establishment or visit the merchant’s website in order to redeem their certificates or use their BidGive debit cards to purchase goods and services at a discount. Although we will seek to establish a unique niche for our business and protect our business model patent, we will still be competing for funding and will face intense competition from many other entities with greater experience and financial resources than we currently have available.

Marketing and Distribution Strategies

Our marketing is divided into four areas. First is the marketing of our program to independent schools and their patrons, retail merchants, service providers and restaurants. The purpose of this marketing is to acquire participation and credits from the providers, and generally a cash payment or enrollment into our Rewards Program , in exchange for inclusion in our marketing program s to the public.

In the second marketing phase, the credits received from the providers are then marketed through newspaper and magazine advertising and our website s to the general public , including the independent school patrons, at a discount of 30% as BidGive Charity Shopping Certificates, BidGive Charity Dining Certificates, and BidGive Charity Travel Vouchers, or other co-branded instruments, and via our proprietary debit card program s .. The advertising includes the logos of some of the benefiting not-for-profit organizations that receive an average royalty of approximately 5% of a purchaser’s transaction under the Retail, Dining, and Travel Programs; the royalty under the Telecom Program is on a sliding scale from 2% to 10% depending upon the number of customers participating. Participating not-for-profits , including the independent schools, are given a communications kit that provides information about the programs which they can disseminate to their supporters and staff.

In the third marketing phase , it is anticipated that we or a participating not-for-profit will contact the major corporate supporters of the not-for-profit organization and request that they notify their employees of the opportunity to save money on purchases while also supporting the organization. We will provide the corporate supporter with a communications kit which explains the opportunity to the employees and includes several methods of communicating the message to such employees.

The fourth area of marketing is expected to involve the bulk sale of certificates and debit cards by us , by the independent schools, or an independent contractor sales force to companies that may use them as employee or customer gifts, or to reduce their cost of entertaining or purchasing.

We tested and refined the marketing phases as discussed above in our initial test market of Palm Beach/Boca Raton, Florida.   We now intend to apply the same marketing phases to the independent school market by relying on school supporters to market our program to local merchants and in other geographic areas through our joint venture partners and through independent contractors who are paid on a commission basis. Patrons and supporters of independent schools who choose to market our Rewards Program are not paid directly by the Company for their efforts. Instead, they assist in organizing and operating the Rewards Program for their individual schools as a means to bring in revenue to and obtain market exposure for the schools. Generally, the independent sales contractors who market our Rewards Program will be paid commissions as follows: (i) $100 of the first month’s cash received by us from Retail and Dining program fees; (ii) 50% of the subsequent monthly Retail and Dining program fees paid to us by each merchant; and (iii) a 7% commission on add-on advertising (i.e., newsprint, billboard, radio, cable, etc.) and a 7% commission on all dining and restaurant certificate sales. Once the volume of vendors  that a market produce s can be predicted with reasonable certainty, we will have the opportunity to determine if our computer hosting, call center or staff capabilities will need to be enhanced. The sale of BidGive certificates and issuance of BidGive or co-branded debit cards to the public usually begins 45-60 days after vendor acquisition. We are currently selling retail and dining certificates on our website and through our toll-free number covering merchants in the Palm Beach/Boca Raton, Florida test market area. We are also offering travel vouchers nationwide through our website, and intend to offer telecom services again once we engage a new telephone service provider.

We will market our business to merchants by promoting the concept that they will receive additional exposure, community goodwill, and increased traffic and sales through association with the participating not-for-profits and the promotional campaigns they conduct. Our business model encourages increased traffic and sales to the merchant because purchasers must either physically visit the merchant’s establishment or visit the merchant’s website in order to redeem their certificates or use their BidGive or co-branded debit cards to purchase goods and services at a discount.

There are two ways for a customer to purchase a BidGive certificate or obtain a BidGive debit card. The customer can go to one of our website s to register and purchase the certificate/card, or can call a toll-free number (to a call center operated by Data Mountain Solutions, Inc.) to purchase the certificate/card. Payments are made by credit card or bank account draft, and the certificates generally expire six months from the date of purchase. The BidGive or co-branded certificates/cards can be used by the purchaser or given as a gift to be used by the recipient.  The material terms of the written agreement with Data Mountain Solutions, Inc. (“DMS”) require DMS to provide turnkey call center set-up and monitoring services for order placement and certificate redemption, for a $350 monthly fee. Either party may cancel the agreement upon 30 days’ written notice, and DMS may adjust its rates or modify the terms and conditions of the agreement upon 60 days’ notice.  The contract is on a month-to-month basis, required an initial set up fee of $1,000, and has per minute costs of $.11.

Competition

Several companies offer some components of our sales and fund-raising programs. We expect to be competitive primarily on the basis of price and by seeking to provide certificates and debit cards which offer a discount with a commercial/philanthropic combination (most competitors offer either a price discount or a royalty to a charity, but not both—we provide both a discount and a royalty). We also expect to compete through reputation by offering credits and discount certificates from merchants that do not frequently offer discounts.  As a new company, we are not yet fully competitive within the industry, and most of our potential competitors are more established and presently have greater financial resources than we do.

Our competition includes several web-based commercial retail sites and companies that offer gift certificates at a discount, or that support a single designated charity chosen by the retailer, such as the United Way, on an ongoing or, more often, periodic basis. It also includes some websites such as iDine.com, Upromise.com and edExpress.com, which pay a rebate to the purchaser on regular retail sales, or give airline miles, or rebate 3-5% of sales to an individual Section 529 college savings account designated by the purchaser.

Our competition also includes several web-based charity shopping sites, such as CharityMall.com, GreaterGood.com and iGive.com. These sites generally simply offer links to major and specialty retailers through their site. They ask a not-for-profit to notify their constituency that the site is available and can be accessed either directly or through the not-for-profit’s site, and they pay the not-for-profit a percentage of the revenue they receive from the retailer for directing the sale to their site.

Proprietary Technology

On October 23, 2003, we, by and through our individual officers, filed a provisional patent application with the United States Patent and Trademark Office covering our proprietary business model (as described above under “Principal Products and Services”).  Since 1995, the United States Patent and Trademark Office has offered inventors the option of filing a provisional application for patents. The provisional patent application process was designed to provide a lower-cost first patent filing in the United States, among other goals. A provisional patent application allows filing without a formal patent claim, oath or declaration, or any information disclosure (prior art) statement. It provides the means to establish an early effective filing date in a non-provisional patent application, and also allows the term “Patent Pending” to be applied. A provisional patent application is valid for 12 months from the date originally filed, and this 12-month pendency period cannot be extended. On October 21, 2004, we filed a corresponding non-provisional patent application (U.S. Serial Number 10/970,838, “System and Method for Charitable Organization-Branded Marketing”) in order to benefit from the earlier filing date for the provisional patent application. The non-provisional patent application has not yet been approved, and remains pending with the United States Patent and Trademark Office. When a non-provisional patent is issued, the patent should deter others from utilizing a business model having the components covered in the issued claims. Until a non-provisional patent is issued, we cannot use the patent application as a direct enforcement tool to prevent others from engaging in infringing activities.  However, we may legally commercialize our business model under the “patent pending” notice, providing some deterrent value against would-be competitors.  Additionally, since infringing activities that occur prior to the issuance of a patent can be addressed retrospectively (up to 6 years) once the patent issues, this provides additional deterrence to would-be competitors.

Portions of our proprietary business model, including portions of our software and mode of operations, are also protected as trade secrets through confidentiality agreements with our employees, our independent contractors, and our joint venture partners and through other standard security measures.  The terms of our confidentiality agreements are broad and include prohibitions against using our client lists or any confidential information or trade secrets outside of our business, diverting any of our business opportunities, and noncompetition provisions preventing the solicitation of any of our participants without our written permission for a specified period of time after termination of services.  We intend to use these protections to protect our proprietary business model from direct competition by foreclosing the ability of potential competitors from using a similar discount/charitable contribution model or process in their business, or from using our client list or approaching participants in the BidGive program. We are also in the process of filing trade name and trademark applications to register the “BidGive” name and mark, the names of our products, and our slogan (“Where Saving is Giving”).

Government Regulation

We are not currently aware of any existing federal, state, governmental regulations which are specific to our industry. Potential future regulations may include sales and/or use taxes, which expenses would then be passed on to the participating merchants or customers. We are only aware of one Internet regulation that could potentially currently affect our business. Recent California legislation with an effective date of July 1, 2004 requires Internet companies that collect and maintain personally identifiable information from persons residing in California for commercial purposes to comply with certain privacy policy requirements; however, we are not currently marketing our products in California and have no customers that reside in California. We will continue to monitor and comply with additional Internet regulations as they become effective and applicable to us.

Employees

We currently have two full-time employees and one part-time employee, and utilize independent contractors and joint venture partners for the bulk of our operations. Our joint venture partner in Palm Beach/Boca Raton, Florida is Ms. Terry Byer. Our joint venture partner in Newark, New Jersey and Long Island, New York, is Personal Greetings, Inc., and our joint venture partner in Toronto, Canada is Mr. Leonard Pearl.  Our joint venture partners act as our local agents in recruiting and managing independent sales contractors and in locating local merchants and charities to participate in our programs.  They pay for the initial advertisement in their local newspaper under the cooperative advertising program in exchange for compensation in the form of either shares of our common stock or a percentage of the net revenues generated through their locations or a combination of both stock and revenue sharing.

Reports to Security Holders

We are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, accordingly file reports, information statements or other information with the Securities and Exchange Commission, including quarterly reports on Form 10-QSB, annual reports on Form 10-KSB, reports of current events on Form 8-K, and proxy or information statements with respect to shareholder meetings.  Although we may not be obligated to deliver an annual report to our shareholders, we intend to voluntarily send such a report, including audited financial statements, to our shareholders each year. This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission in accordance with its rules and regulations. The public may read and copy any materials we file with the Securities and Exchange Commission at its Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission at http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our Consolidated Financial Statements and related footnotes.

Overview

We were originally incorporated as Rolfe Enterprises, Inc. under the laws of the State of Florida on May 6, 1996. We were formed as a “blind pool” or “blank check” company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or similar type of transaction. On April 12, 2004, Rolfe Enterprises, Inc. was merged with and into BidGive International, a Delaware corporation formed on such date and, prior to the merger, a wholly-owned subsidiary of Rolfe Enterprises, Inc., with BidGive International surviving the reincorporation merger. The purpose of the reincorporation merger was to convert

Rolfe Enterprises, Inc. from a Florida corporation to a Delaware corporation and to change its name to “BidGive International, Inc.”

On December 4, 2003, we acquired all of the business and assets of BidGive Group, LLC (“BidGive”) through the merger (the “Acquisition Merger”) of BidGive with and into a wholly-owned subsidiary of Rolfe Enterprises, Inc., with the subsidiary as the surviving corporation. The assets which we acquired in the Acquisition Merger consist of a development stage discount certificate business, the related website, and related proprietary technology. We intend to use the assets we acquired in the Acquisition Merger to further develop operations of an e-commerce website through which we will offer and sell discount shopping, dining and travel certificates, and will investigate the possibility of offering other products and services as opportunities arise.

We launched our operations and commenced revenue generating business and marketing operations with the opening of our first market in the Palm Beach/Boca Raton Florida area, on February 2, 2004, but have only had limited operations to date.

On October 4, 2005, MPublishing, LLC (“MPub”) a Texas limited liability company was formed by BidGive and the American Montessori Society (“AMS”) for the purpose of publishing the magazine “M”, a publication for Montessori families, and operating the associated website ( www.Mthemagazine.com ) wherein a co-branded form of the Company’s Rewards Program would be included.  The parties originally discussed MPub being owned 80% by the Company and 20% by AMS.  On May 22, 2006, the ownership structure of MPub was finalized to allow AMS, as a non-profit entity, to avoid potential tax and liability issues related to holding an ownership interest in a for-profit entity.  As a result, MPub is now 100% owned by the Company, and AMS is entitled to receive a 20% net profit royalty interest in the operation of MPub.  The Company intends to use MPub as one vehicle and process to market BidGive’s Reward Program to the public through the independent and private school market.

Although it is difficult to make meaningful period to period comparisons of the Company’s financial condition and results of operation because of our limited operations to date, the following discussion provides a comparison of certain line items from the Company’s financial statements for specified periods.

THREE MONTHS ENDED MARCH 31, 2006 (CONSOLIDATED) COMPARED TO THREE MONTHS ENDED MARCH 31, 2005

Financial Statement Line Item	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005

Revenue from Operations	$63,917	$0

Selling, General and Administrative Expenses	$ 95,071	$30,312

Net Loss	($33,654)	($30,312)

Current and Total Assets	$23,886	$15,003

Convertible Debt Outstanding	$145,180	$64,290

Current Liabilities	$283,959	$193,729

Cash on Hand	$13,886	$5,003

Results of Operation

Revenues ..  We derive our revenues from the sale of discount retail, dining and travel certificates, discount local and long distance telephone services as well as through magazine subscription sales.  In the operation of our Rewards Program, we generally recognize revenue when we receive funds, usually via credit card transactions, as payment for discount certificates or from loading funds onto debit cards Our revenues increased to $63,917 during the three months ended March 31, 2006 from $0 during the three months ended March 31, 2005.  The increase in revenue from 2005 was due to increased sales activity with the Company’s business operations, including sales activities targeting the independent school market.

Selling, general and administrative expenses ..  Our selling, general and administrative expenses increased $64,759 or 214% to $95,071 during the three months ended March 31, 2006, from $30,312 during the three months ended March 31, 2005.  The increase was primarily due to increased sales activity and business operations, including set up and production costs associated with the production of the magazine.

Net Loss ..  The net loss was $33,654 during the three months ended March 31, 2006, compared to a net loss of $30,312 during the three months ended March 31, 2005. The loss was primarily due to increased costs pertaining to sales activity with the Company’s business operations, including targeting the independent school market in each geographic market in which we operate and set up and production costs associated with the production of the magazine.

Liquidity and Capital Resources

Current and Total Assets.   For the three months ended March 31, 2006, the Company’s consolidated balance sheet reflects current and total assets of $23,886 in comparison to $15,003 as of March 31, 2005.  The increase in assets is the result of launching the new entity MPub and inclusion of its operations.

Convertible Debt Outstanding.   Convertible Debt increased from $64,290 as of March 31, 2005, to $145,180 as of March 31, 2006, as a result of our issuance of additional convertible debt to fund operations.  We intend to allocate a portion of the proceeds from this offering to pay off this convertible debt.   Additional discussion regarding the Company’s outstanding convertible debt is set forth below under Plan of Operations.

Current Liabilities.   As of March 31, 2006, the Company had total current liabilities of $283,959 in comparison to $193,729 as of March 31, 2005.  The increase in current liabilities is primarily the result of the increase in the amount of convertible debt outstanding.

Cash on Hand.   Cash on hand was $13,886 as of March 31, 2006, as compared to $5,003 as of March 31, 2005.  The increase is the result of receipt of proceeds from sale of convertible notes and receipt of revenues from operation.    Additional discussion regarding the Company’s plans to satisfy its cash requirements is set forth below in disclosures regarding our Plan of Operations.

FISCAL YEAR ENDED DECEMBER 31, 2005 (CONSOLIDATED) COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2004

Financial Statement Line Item	Fiscal Year Ended December 31, 2005	Fiscal Year Ended December 31, 2004

Revenue from Operations	$80,593	$25,920

Selling, General and Administrative Expenses	$ 146,424	$185,579

Net Loss	($78,005)	($159,579)

Current and Total Assets	$12,589	$5,344

Convertible Debt Outstanding	$124,140	$47,990

Current Liabilities	$256,508	$163,758

Cash on Hand	$12,589	$5,344

Results of Operation

Revenues.   Consolidated revenues for the fiscal year ended December 31, 2005 were $80,593, compared to revenues of $25,920 for the fiscal year ended December 31, 2004.   The company's activities in 2004 were focused on establishing organizational and operational processes, and limited revenue producing activities.  The revenues received in 2005 were primarily from consulting services to not-for-profit entities in restructuring their revenue generating models to provide for placement of BidGive’s Rewards Program, and from sales.  The increase in revenue was due to an increase in revenue from increased sales activity and from booking of revenues for consulting services.

Selling, general and administrative expenses.   Consolidated selling, general and administrative expenses for the fiscal year ended December 31, 2005 were $146,424, compared to $185,579 for the same expenses during the fiscal year ended December 31, 2004. The decrease in selling, general and administrative expenses in 2005 as compared to 2004 is primarily the result of decreased expenses in 2005 for legal services. Expenses for legal services in 2005 dropped $75,463.57 from the prior year due to the winding up of patent work in 2004, decreased charges for the company’s public filings, and merger issues.

Net Loss.   Our consolidated net loss for the fiscal year ended December 31, 2005 was $78,005 compared to a net loss of $159,659 for the fiscal year ended December 31, 2004. The decrease in net losses during this period is attributable to increased sales activity and lower legal fees, as discussed above.

Liquidity and Capital Resources

Current and Total Assets ..  For the year ended December 31, 2005, our consolidated balance sheet, which reflects both the effect of the merger and the finances of MPublishing, LLC, which as of December 31, 2005, was majority owned by the Company, reflects current and total assets of $30,089 in comparison to $15,344 for the twelve months ended December 31, 2004.  The increase in Current and Total Assets is the result of an increase in cash on hand and the addition of certain prepaid expenses as an asset.

Convertible Debt ..  Convertible Debt increased from $47,990 for the year ending December 2004 to $124,140 for the year ending December 2005 as a result of our issuance of additional convertible during 2005, the proceeds of which were used to fund operations.  We intend to allocate a portion of the proceeds from this offering to pay off this convertible debt.   Additional discussion regarding the Company’s outstanding convertible debt is set forth below under Plan of Operations

Current Liabilities .. As of December 31, 2005, the Company had total current liabilities of $256,508 in comparison to $163,758 for the twelve months ended December 31, 2004. The increase in current liabilities is primarily the result of the increase in the amount of convertible debt outstanding.

Cash on Hand.  Cash on Hand as of December 31, 2005, was $12,589 as compared to $5,344 as of December 31, 2004.  The increase in cash on hand as of December 31, 2005 is the result of receipt of proceeds from the sale of convertible debentures.   Additional discussion regarding the Company’s plans to satisfy its cash requirements is set forth below in disclosures regarding our Plan of Operations.

PLAN OF OPERATIONS

Our plan of operations for the fiscal year ending December 31, 2006, is to focus our initial marketing efforts on the independent school market.  We will also continue to seek to expand operations in the Palm Beach/Boca Raton market and to seek to open additional markets for our Reward Program primarily through joint venture partners and independent sales contractors.

Independent School Market

The independent school marketing program was launched in October 2005.  This program is designed to capitalize on the established relationships that schools have with the families of their students.  The program is intended to allow the schools to increase their revenues without requesting increased donations from the families of their students by encouraging these families to participate in the Company’s retail program.

One of the most significant uncertainties that the Company faces is whether it will be able to recruit enough participating merchants and enough participating members to make its Programs successful.  The Company believes that the independent school market will provide a cost-effective way to increase enrollment to a critical mass, where the process will become institutionalized and profitable within the not-for-profit entity, and also a mechanism for recruiting additional merchants.   When joining the BidGive Programs, each not-for-profit entity must recruit at least ten (10) local merchants to join.  In addition, the Company believes that the interest that each not-for-profit entity will have in attempting to create a sustainable revenue stream for itself through use of the Bidgive Program, will entice such entities to market the Program to their constituents and to encourage those constituents to make regular use of the Program as a way of providing financial support to the not-for-profit entity. We intend to allocate a portion of the proceeds from this offering to payment of costs associated with expansion of our programs into additional markets utilizing the nationwide network of independent schools to pursue merchants and new member participants in each market.

We receive the school enrollment fee paid by each school to participate in the Initiative, $15 of the subscription proceeds paid by individual subscribers to the Initiative, all net profits from the operations of MPublishing after deducting the 20% net profit royalty payable to AMS,  and our share of the discount on every transaction under the Program.  We are projecting an increase in revenues beginning in August 2006, at the commencement of the new school year, as more schools enroll in the Montessori Initiative and the discount rewards program and as school families begin to actively use their debit cards in order to allow the school to participate in the Program. Our projection that revenues will increase is based on our current operations, results of operations to date, and discussions with our clients.  There is no guarantee that revenues will increase.  The recurring costs to publish each issue of the Magazine, including writers’ fees, editorial fees, design layout fees and production assistance, remain approximately the same issue-to-issue, as we pay a flat fee for these publishing services for each issue regardless of the number of subscriptions that we have.  The only expense that would increase or decrease based on the number of subscriptions would be the printing and distribution costs; however, these expenses would only increase incrementally because, as we print more copies, our cost-per-copy decreases with economies of scale.  Consequently, the increase in the costs and expenses of the magazine would be less than the increase in revenue received in the event that our circulation increases, of which there can be no assurance.

Discount Certificate Program

In addition to the Palm Beach/Boca Raton, Florida market, the Company intends to continue its efforts to open additional markets in Newark, New Jersey, Long Island, New York, and Toronto, Canada through joint venture partners and independent sales contractors, and in Dallas, Texas through our employees under our cooperative advertising program.

To date, we have used funds provided by management and by private investors to pay for operations. The initial cities markets of Palm Beach/Boca Raton, Newark, Long Island and Toronto are being opened at nominal out-of-pocket cost to us by using joint venture partners who are funding the major cost of these initial launches in return for a minority share of the revenues and profits and/or shares of our common stock.

We intend to allocate a portion of our pending public stock offering to hire additional employees in the areas of marketing and operations and to launch operations in additional cities.  The number of additional employees we hire and the number of additional markets in which we are able to begin operations will depend on the amount of money we are able to raise in this offering.

For example, in the event the offering is fully subscribed, we currently anticipate immediately hiring three additional full time employees in the areas of marketing and operations and launching operations in up to 12 additional markets during the six months following completion of the offering.   If the offering is 75% subscribed, we currently anticipate hiring two additional employees within six months of the offering. If the offering is 50% subscribed, we anticipate hiring one additional employee and launching operations in up to 2 additional markets during the six months following completion of the offering.  Each of our present programs (Dining, Retail, and Travel) and our Telecom program (once a new telephone service provider has been engaged) will be launched and operated in each market.

There is no assurance that we will receive sufficient proceeds from our pending stock offering or from other sources to fund the hiring of additional employees or the opening of additional markets. To the extent we do not have sufficient funds, we may be required to alter our plans in such a way that we open and operate only those markets for which funds are available and independent school support is viable and sustainable.

The detailed steps, estimated time frames and estimated costs required to open a market utilizing our independent school programs may include:

Step 1—enrolling a school or schools in a certain area, obtaining the advertising rate from the participating media when implementing the advertising program, training school patron supporters, or utilizing independent sales representatives (10-14 days, $250);

Step 2--acquiring not-for-profit entity participation (schools, etc) to assist in acquiring vendor and merchant participation and signed marketing participation agreements (14-21 days, $150);

Step 3--signing up the not-for-profit’s individual members and issuing BidGive branded or co-branded debit cards where appropriate, and marketing the not-for-profits supporters to patronize participating merchants’ establishments (14-21 days, $2,500);

Step 4—if including the cooperative advertising program in a market’s offerings, receiving the print and artwork for the ads from the vendors, inputting the information into our advertising space templates (5-7 days, $1,000);

Step 5-- if including the cooperative advertising program in a market’s offerings, obtaining ad approval from the media; adding the merchants to the BidGive website (5-7 days, $500);

Step 6--selling and issuing BidGive or co-branded debit cards to the general public in the marketing area (7-10 days, $3,500); and

Step 7-- if including the cooperative advertising program in a market’s offerings, marketing the program in the area when the advertisement appears and where the merchants supporting the debit cards are located (7-10 days, $2,500).

By utilizing the independent school program to establish a specific market, only the first three Steps are necessary for the Company to have revenue-generating operations in a specific market, thus significantly reducing the time and cost to the Company involved in establishing its programs. Based upon these estimated time frames, we currently anticipate that it will take approximately 38-56 days and $2,900 to enroll a lead school, sign-up participating merchants, issue debit cards, and process the first transaction under the independent school program model in a geographic location.  If we include the cooperative advertising program and marketing to the general public in the area, 75 to-90 days and $10,400 will be required to complete all of the indicated steps required to reach the stage when the first advertisement appears in local media and we are able to begin marketing the program to the general public in a market. In the markets in which we include the cooperative advertising program, and have joint venture partners, they will be responsible for 100% of the costs associated with Steps 1, 2, 6 and 7 and approximately 75% of the costs associated with Steps 3, 4 and 5, which leaves us responsible for approximately $1,000 of the $10,400 required to include the cooperative advertising program in such markets.

Liquidity and Capital Resources

As of March 31, 2006, our current amount of working capital (current assets less current liabilities) was ($260,073), and after taking into account Common Stock subject to rescission rights, our Total Stockholders (Deficit) was ($300,573).  In addition, as of July 18, 2006 our cash on hand was approximately $42,297.

We do not presently have adequate cash or sources of financing to meet either our short-term or long-term capital needs. We have not currently identified any sources of available working capital, other than the possible receipt of proceeds from this offering, possible issuance of additional short-term debt, and revenues generated by ongoing operations. We may not receive any significant amount of proceeds from either this offering or cash flow from operations. We may also be unable to locate other sources of capital or may find that capital is not available on terms that are acceptable to us. If we do not receive significant proceeds from this offering and are unable to raise additional capital from other sources, such as short-term loans from our officers and directors or other persons, we will be required to limit our operations to those which can be financed with the modest capital which is currently available and will be required to significantly curtail our expansion plans to the extent they can be financed with ongoing operations and proceeds provided by joint venture partners and debt financing.  The present cash on hand combined with revenues being generated from operations, are expected to satisfy our cash needs until at least September 2006 based upon our current level of operations.

In private placement transactions completed subsequent to the filing of our registration statement on December 31, 2003, we sold a total of 32,400 shares of common stock from which we received gross offering proceeds of $40,500 and a total of $127,290 in face amount of convertible promissory notes.  We also paid off $1,650 in notes plus accrued interest; leaving a total of $125,640 in notes currently outstanding. These securities were offered and sold in reliance upon claimed private placement exemptions from registration.  However, since the transactions were not completed prior to the filing of our registration statement, the purchasers of the shares and the notes may have the right to claim that the purchase transactions were illegal public offerings which violated the federal securities laws.  If any of these transactions did violate federal securities laws, the purchasers in those transactions may have claims against us for damages or for rescission and recovery of their full subscription price.

Although none of the purchasers of these shares or notes has made or threatened any claim against us alleging violation of the federal securities laws, we have taken their potential claims into account in preparation of our financial statements.   The 32,400 shares are not treated as part of our issued and outstanding common stock.  Instead, the balance sheet includes a separate line item listing them as “Common Stock subject to rescission rights,” and the offering proceeds of $40,500 received from sale of these shares is treated as a contingent liability rather than as part of shareholder equity.

During the year ended December 31, 2004, we issued a total of $47,990 of short-term convertible notes, bearing interest at rates ranging from 6-10%.  The notes require a lump sum payment of principal and accrued interest on their respective due dates.  The debt is convertible into shares of our common stock at any time at conversion rates ranging from $1.25 to $1.50 per share.  However, upon receipt of a notice of conversion, the Company has the right, for a period of 30 days, to elect to cancel the conversion by paying the note in full.  Upon the occurrence of an event of default, the notes bear interest at the lesser of 18% per annum, or the highest lawful rate under applicable state law, and the holders of the notes have the right to declare them to be due and payable in full.

During the year ended December 31, 2005, we issued a total of $76,800 of additional short-term notes and paid off notes totaling $650 plus accrued interest.  The notes issued during 2005 were issued on terms that are similar to the terms of the notes issued in 2004.  But the notes issued during 2005 all have a conversion price of either $1.50 or $1.75.  Subsequent to the fiscal year ended December 31, 2005, we paid off notes totaling $1,000 plus accrued interest.

During the three months ended March 31, 2006, we issued a total of $2,500 of additional short-term notes.  These notes issued during the first quarter of 2006 were issued on terms that are similar to the terms of the notes issued in 2004 and 2005 and have a conversion price of $1.75.

The due dates of substantially all the notes have been previously extended by mutual agreement as necessary to avoid default, without payment of additional consideration, and none of the notes are currently in default.   At the present time, the due dates of outstanding notes range from August 3, 2006 through October 27 , 2006.  Although there is no assurance, Company management currently believes that all note holders will voluntarily continue to agree to extensions of the due dates of their respective notes as necessary to avoid the possibility of a default at any time prior to the date of this Prospectus and for a reasonable period of time thereafter.

The following table lists the original due date and the extended due date for each note:

Note	Amount	Interest Rate	Conversion Rate	Original Due Date	Extended Due Date

1	$2,500	6%	$1.25	5/18/2005	8/19/2006

2	$4,500	6%	$1.25	5/28/2005	8/28/2006

3	$6,250	10%	$1.25	11/29/2004	9/1/2006

4	$4,990	6%	$1.25	7/1/2005	10/1/2006

5	$5,400	6%	$1.25	8/3/2005	8/3/2006

6	$10,000	10%	$1.25	9/30/2005	9/30/2006

7	$2,500	10%	$1.50	5/9/2005	8/10/2006

8	$350	10%	$1.50	6/8/2005	Paid off

9	$6,500	10%	$1.50	6/14/2005	9/15/2005

10	$5,000	10%	$1.50	7/1/2005	10/1/2006

11	$300	10%	$1.50	7/12/2005	Paid off

12	$5,000	10%	$1.50	8/3/2005	8/3/2006

13	$1,000	10%	$1.50	8/5/2005	Paid off

14	$5,000	10%	$1.50	9/11/2005	9/11/2006

15	$5,000	10%	$1.50	10/1/2005	10/1/2006

16	$6,500	10%	$1.50	10/27/2005	10/27/2006

17	$5,000	10%	$1.50	12/1/2005	9/1/2006

18	$15,000	12%	$1.75	12/9/2005	9/9/2006

19	$4,000	10%	$1.50	12/21/2005	9/21/2006

20	$5,000	10%	$1.50	1/19/2006	10/19/2006

21	$5,000	10%	$1.50	11/9/2005	8/9/2006

22	$5,000	10%	$1.50	12/1/2005	9/1/2006

23	$15,000	12%	$1.75	5/8/2006	8/8/06

24	$2,500	10%	$1.75	9/21/06

All the notes are identical and provide for no monthly payments.  The debt is convertible to common stock at any time by the Payee with the Company having the right to pay off the debt with interest even if the Payee elects to convert.

We have not recorded additional costs of borrowing (interest) for the potential benefits of the conversion features since the underlying share values are deemed to be immaterial. The conversion prices were determined extrapolating prices at which we had most recently issued shares of common stock as of the date each borrowing was made. The conversion prices are subject to customary anti-dilution protections. No debt is currently past due, and no debt has been converted into stock.

DESCRIPTION OF PROPERTY

Our offices are currently located at 3538 Caruth Blvd., Suite 200, Dallas, Texas 75225, in approximately 400 square feet of office space in a facility owned by one of our investors, Jim Walker, who is providing the space rent-free while we ramp up operations and seek to raise capital. These premises will remain available to us on a rent-free basis until we outgrow them and require larger offices. Our current office space is adequate and suitable for current operations, and is expected to be suitable for future operations for at least the remainder of the current fiscal year. We have also established a satellite office in New Jersey through another one of our investors, PGI, who is also providing the space rent-free while we obtain capital and expand operations. Other than office space, we maintain minimal amounts of equipment.  Our inventory of discount certificates is maintained on our website and in our contracts with participating vendors.  The website is housed on third party host servers with scalable properties (i.e., the ability to be expanded) and redundant backup and security protections, as is the toll-free telephone number.  Our proprietary in-house operating software was designed using free shareware as a base, and we license other elements of our operations as necessary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Walker, our President, Secretary and a Director, and Michael Jacobson, our Vice President and Chairman of the Board of Directors, have devoted their full time and attention to the BidGive business over the last four years.  They have also paid certain necessary expenses on our behalf, which payments were treated as capital contributions or reimbursable expenses.  The expenses paid by Mr. Walker are estimated to be approximately $4,500, and the expenses paid by Mr. Jacobson are estimated to be approximately $5,100, Further, in 2004 and 2005, members of management have contributed funds for operational expenses to BidGive International as short-term loans and convertible debt, as follows: James Walker, $59,650; Michael Jacobson, $1,590; Thomas Richardson, former CFO, $10,000, and Ronald Gardner, $1,250. At present, we have not entered into employment agreements with either Mr. Walker or Mr. Jacobson; however, we anticipate entering into such agreements with Mr. Walker and Mr. Jacobson in the future. Mr. Walker and Mr. Jacobson received $60,000 and $13,500, respectively, in executive compensation during 2005, and $60,000 and $13,500, respectively, in executive compensation during 2004. Mr. Walker and Mr. Jacobson were paid $10,000 and $3,000, respectively, in 2003 for services provided to us as independent consultants. Other than as described in the preceding sentences, no officer or employee has received or accrued any compensation through December 31, 2005.  When BidGive Group, LLC was formed to purchase certain select assets (the discount certificate concept) from BidGive, Inc., membership interests in BidGive Group, LLC were dividended to all BidGive, Inc. stockholders as part of the purchase price for such assets. Accordingly, on October 2, 2003, 800,000 membership interest units of BidGive Group, LLC were issued to each of Mr. Walker and Mr. Jacobson as a dividend on the shares of BidGive, Inc. common stock held by each of them.  On December 4, 2003, the date of the merger of BidGive Group, LLC into the Merger Sub, Mr. Walker and Mr. Jacobson were each issued 1,470,625 shares of the our common stock in exchange for each individual’s 800,000 membership interest units in BidGive Group, LLC based on a formula applied equally to all BidGive Group, LLC members in such merger.

Ron Gardner is a member of our Board of Directors and has provided services to the BidGive discount certificate business during the past three years by assisting us with establishing necessary business relationships. Mr. Gardner continues to provide us with these services. Mr. Gardner also assisted and was affiliated with BidGive Group, LLC (a predecessor to BidGive International) by virtue of his ownership interest therein and by providing services such as referrals to potential business partners and general business advice.  As consideration for his services, on May 28, 2003, Mr. Gardner received a total of 320,000 membership interest units in BidGive Group, LLC.  On December 4, 2003, upon completion of the merger of BidGive Group, LLC into the Merger Sub, Mr. Gardner’s membership interest units were converted into 588,250 shares of our common stock. Mr. Gardner is also an owner of PGI, which is one of our joint venture partners and the owner of 127,667 shares of our common stock. Pursuant to the terms of our joint venture agreement with PGI, PGI will receive up to $9,500 per month after this offering is completed to cover its operational expenses as an advance against any commissions due thereunder.

Robert Schneiderman is a member of our advisory board and has provided services to the BidGive discount certificate business during the past three years by assisting us with establishing necessary business relationships.  Mr. Schneiderman continues to provide us with these services. Mr. Schneiderman also assisted and was affiliated with BidGive Group, LLC (a predecessor to BidGive International) by virtue of his ownership interest therein and by providing services such as referrals to potential business partners and general business advice.  As consideration for his services, on May 28, 2003, Mr. Schneiderman received a total of 200,000 membership interest units in BidGive Group, LLC.  On December 4, 2003, upon completion of the merger of BidGive Group, LLC into the Merger Sub, Mr. Schneiderman’s membership interest units were converted into 367,656 shares of our common stock.

During the period from April 2001 through June 2002, Mid-Continental Securities Corp. purchased a total of 4,463,750 shares of our common stock for total consideration of $4,464, or $0.001 per share.  After completion of the recapitalization effected in anticipation of the merger transaction of BidGive Group, LLC into the Merger Sub, the total number of shares owned by Mid-Continental Securities Corp. was reduced to 365,000.  Frank Pioppi owns approximately 92% of Mid-Continental Securities Corp., and may be deemed by that company to be the beneficial owner of 100% of Mid-Continental’s shares in BidGive International. Mr. Pioppi currently has no current relationship or affiliation with BidGive International, but served as an officer and director of Rolfe Enterprises, Inc. (a predecessor of BidGive International) in the past.

The Company has issued convertible notes to officers and majority shareholders in order to obtain funding for operations. The notes total $73,740 at December 31, 2005 and have accrued interest totaling $5,360.  Two notes with balances totaling $650 were repaid during 2005.

The Company has paid contractor fees to the Company’s president totaling $66,000 in lieu of officer’s salaries.

The Company realized revenues from the American Montessori Society (AMS) totaling $35,750 for services rendered in connection with website design and development for its Montessori Initiative.  AMS is entitled to receive certain royalties from M Pub, the Company’s wholly-owned subsidiary pursuant to an agreement that commenced in 2006.

The Company has paid consulting fees of $15,000 to AMS for assistance with debit card platform fees and for the design and editorial consultation of the “M” magazine published by M Pub.

MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

There is no public trading market for shares of our common stock. Our common stock is not yet quoted on the OTC Bulletin Board or on any other public trading market and we have not applied for listing or quotation on any public trading market. Following completion of this offering, we intend to apply to have our common stock listing for trading on the OTC Bulletin Board, but there is no assurance that our shares will be listed on the OTC Bulletin Board, or that any public market will be established or will develop for our shares.

If a trading market does develop for our shares it is likely to be subject to restrictions imposed by the penny stock rules. The Securities and Exchange Commission has adopted rules which regulate broker-dealer practices in “penny stocks,” which generally means stocks with a price of less than $5.00.  Prior to engaging in a certain transactions involving a penny stock, broker-dealers must make a special written determination that it is a suitable investment for the purchaser and must receive the purchasers’ written consent to the transaction and written acknowledgement of receipt of a risk disclosure statement.  The broker-dealer must also provide the customer with information regarding the current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and a monthly account statement showing the market value of each penny stock held.  These disclosure requirements will have the effect of making it more difficult for an active trading market to develop in our stock and for an investor in this offering to sell shares of our common stock in the secondary market.

None of our common equities are subject to any outstanding options, warrants to purchase, or securities convertible into, common stock. We have not agreed to register any common stock under the Securities Act for sale by our security holders, although we reserve the right to do so in the future. Other than this offering, there are no common equities of BidGive International that are being, or have been proposed to be, publicly offered by us, the offering of which could have a material effect on the market price of our common stock.

The Securities and Exchange Commission has issued an interpretative letter which concludes that promoters and affiliates of a blank check company such as us and their transferees are not entitled to rely upon the exemption from registration provided by Rule 144 for purposes of resales of their shares.  Accordingly, any of our shares held by persons who may be deemed to be our promoters or affiliates, or their transferees, may only resell their securities through a registered offering.

As of the date of this prospectus, we had 6,308,292 shares of common stock issued and outstanding including 32,400 shares which are shown in our financial statements as common stock subject to rescission rights. The shares are held by 177 stockholders of record.

We currently have no securities authorized for issuance under any equity compensation plans.

We have never declared any cash dividends on our common stock, and do not anticipate declaring dividends in the foreseeable future.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate cash compensation paid by the Company in the three most recent fiscal years ended December 31, 2005, to each of its most highly compensated executive officers of the Company.

Summary Compensation Table

Annual Compensation
Name and Principal Position (1)	Year	Salary	Bonus	Other Annual Compensation (2)

James P. Walker, Jr. President, Secretary, Director	2005 2004 2003	-- -- --	-- -- --	$60,000 (2) $60,000 (2) $10,000 (2)

Michael Jacobson Vice President, Chairman	2005 2004 2003	-- -- --	-- -- --	$13,500 (3) $13,500 (3) $3,000 (3)

Joseph H. Dowling President, Director	2005 2004 2003	-- -- --	-- -- --	-- -- --

(1)

Mr. Dowling served as President and a Director of Rolfe Enterprises, Inc. (BidGive International’s predecessor) until December 2003. Mr. Walker succeeded Mr. Dowling as our President and a Director in December 2003.

(2)

Represents $60,000, $60,000 and $10,000 paid to Mr. Walker in 2005, 2004 and 2003 for services provided to us as an independent consultant.

(3)

Represents $13,500, $13,500 and $3,000 paid to Mr. Jacobson in 2005, 2004 and 2003 for services provided to us as an independent consultant.

Mr. Walker and Mr. Jacobson received $60,000 and $13,500, respectively, in executive compensation during each of 2005 and 2004. Mr. Walker and Mr. Jacobson were paid $10,000 and $3,000, respectively, in 2003 for services provided to us as independent consultants. Other than as described in the preceding sentences, no compensation was awarded or paid by us to, or earned by, any officer or director as our employee through December 31, 2005. We currently have no stock option, retirement, pension, profit-sharing programs or similar plans for the benefit of our directors, officers or other employees. We anticipate that we will pay employment compensation, including bonuses and benefits, to our officers and directors in the future.

EXPERTS

Our financial statements, which include the balance sheet as of December 31, 2005, and the related statements of operations, shareholders’ deficiency and cash flows for the years ended December 31, 2005 and 2004, included in this prospectus are reliant on the audit report of Child, Van Wagoner & Bradshaw, PLLC, independent certified public accountants, given on the authority of that firm’s opinion based on their expertise in accounting and auditing. The financial statements as of and for the year ended December 31, 2005 included herein are audited.

LEGAL MATTERS

The validity of the shares being offered by this prospectus are being passed upon for us by Frascona, Joiner, Goodman and Greenstein, P.C., 4750 Table Mesa Drive, Boulder, Colorado 80305.

FINANCIAL STATEMENTS

  INDEX TO MARCH 31, 2006 FINANCIAL STATEMENTS

CONDENSED CONSOLIDATED BALANCE SHEETS

44

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

45

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

46

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

47

BIDGIVE INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2006 (unaudited)	December 31, 2005

ASSETS
CURRENT ASSETS Cash	$ 13,886	$ 12,589
Prepaid expenses Other current assets	- 10,000	7,500 10,000

TOTAL CURRENT ASSETS	23,886	30,089

TOTAL ASSETS	$ 23,886	$ 30,089

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses Convertible Debt Deferred revenue	$ 145,180 126,640 12,139	$ 132,368 124,140 -

TOTAL CURRENT LIABILITIES	283,959	256,508

Common stock subject to rescission rights, .001 par value 32,400 shares issued and outstanding	40,500	40,500

STOCKHOLDERS’ DEFICIT
Common stock, $.001 par value
20,000,000 shares authorized, 6,275,892
shares issued and outstanding, respectively	6,276	6,276
Additional paid-in capital	30,335	30,335
Accumulated Deficit	(337,184)	(303,530)

TOTAL STOCKHOLDERS’ DEFICIT	(300,573)	(266,919)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$ 23,886	$ 30,089

See Notes to Condensed Consolidated Financial Statements

BIDGIVE INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the three months ended March 31, 2006	For the three months ended March 31, 2005

REVENUES

Sales	$ 63,917	--

EXPENSES
Selling, general, and administrative expenses	95,071	30,312
OTHER INCOME (EXPENSES) Interest Expense	(2,500)	-
NET INCOME (LOSS) BEFORE TAXES	(33,654)	(30,312)

Income tax expense	-	-

TOTAL INCOME (LOSS)	$ (33,654)	$ (30,312)

Income (Loss) per common share	$ 0.00	$ (0.00)

Weighted average common shares outstanding	6,308,292	6,308,292

See Notes to Condensed Consolidated Financial Statements

BIDGIVE INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the three months ended March 31, 2006	For the three months ended March 31, 2005

OPERATING ACTIVITIES

Net Income (Loss)	$ (33,654)	$ (30,312)
Adjustments to reconcile net loss
to cash used by operating activities:

Changes in operating liabilities and assets

Prepaid expenses Shareholder receivable	7,500 -	- -
Accounts payable and accrued expenses Deferred revenue	12,812 12,139	13,671 -

NET CASH PROVIDED (USED) BY
OPERATING ACTIVITIES	(1,203)	(16,641)

FINANCING ACTIVITIES

Proceeds from convertible debt	2,500	16,300

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	2,500	16,300

INCREASE (DECREASE) IN CASH	1,297	(341)

Cash at beginning of period	12,589	5,344

CASH AT END OF PERIOD	$ 13,886	$ 5,003

See Notes to Condensed Consolidated Financial Statements

BIDGIVE INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

MARCH 31, 2006

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Quarterly Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.  The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB but do not include all of the information and footnotes required by generally accepted accounting principles and should, therefore, be read in conjunction with the Company’s 2005 financial statements in Form 10-KSB.  These statements do include all normal recurring adjustments which the Company believes necessary for a fair presentation of the statements.  The interim operating results are not necessarily indicative of the results for a full year.

Nature of Business

The consolidated financial statements presented are those as of March 31, 2006 of BidGive International, Inc. , including the operations of MPublishing, LLC of which BidGive owns a 100% interest. Principal operations as an e-commerce marketing and retail organization, operating the www.BidGive.com website where customers can purchase discount retail, dining, travel and telecom offerings, began during the first quarter of 2004, so the Company is no longer in the development stage. The Company was incorporated as Rolfe Enterprises, Inc. under the laws of the state of Florida on May 6, 1996. The Company was reincorporated on April 12, 2004 in the state of Delaware as BidGive International, Inc. The purpose of the re-incorporation was to change the Company’s name and state of domicile.

During 2005, and the first quarter of 2006, the Company provided consulting services to the American Montessori Society (“AMS”), a non-profit accrediting agency for Montessori schools, relating to establishing a sustainable revenue stream for it and its individual schools in conjunction with the upcoming 100th Anniversary Montessori Initiative.  The consulting services involved assistance in re-designing the AMS website to add pages devoted to the Montessori Initiative, assistance in formulating the Initiative as a whole as an outreach to the general public, and launching a new magazine devoted to Montessori teachings.   The magazine “ M: The Magazine for Montessori Families” is owned, operated and published by MPublishing, LLC, a private entity formed in October 2005 which is now owned 100% by Bidgive.  The Company has entered into an agreement with AMS to pay AMS royalties of 20% of net profits from magazine sales and any other associated products. The financial statements for MPublishing have been consolidated and included herein with the BidGive financial statements.  All intercompany accounts have been eliminated in consolidation.

BIDGIVE INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued) (Unaudited ) MARCH 31, 2006

Our independent school marketing program was launched in October 2005, as part of the 100th Anniversary Montessori Initiative.   As of the date of this filing, approximately 500 Montessori schools have joined the Rewards Program as a result of their participation in this Initiative.

All Montessori schools are invited to join the Initiative, which includes offering parents a subscription to a new magazine devoted to the Montessori teaching philosophy and method.  This subscription includes automatic enrollment of the family in the BidGive Rewards Program.  After a family enrolls in the Rewards Program, we generate revenue as a result of receiving our share of the discount on every Rewards Program transaction completed by that family.  In addition, under our agreement with the American Montessori Society, we receive part of the school enrollment fee paid by each school that elects to participate in the Initiative and part of the subscription proceeds paid by individual subscribers to the magazine.

Merchants who join the program have the opportunity to advertise in the Montessori magazine as well as in newspaper inserts and other media generated by BidGive, in exchange for granting the discount rewards and certificates to the general public to support their charity of choice.  Once the merchants are recruited into the Program, the discounts they offer are available to any BidGive member without regard to who originally sponsored the merchant.

Business Combination

On October 10, 2003, the Company and BBG Acquisition Subsidiary, Inc., a Texas corporation and wholly-owned subsidiary of the Company (the “Merger Sub”), entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with BidGive Group, LLC, a Texas limited liability company (“BidGive”). Pursuant to the Merger Agreement, effective as of December 4, 2003, BidGive was merged with and into the Merger Sub with the Merger Sub surviving the merger, and each 1% of membership interest in BidGive immediately prior to the effective time of the merger was converted into 57,446 shares of the Company’s $.001 par value common stock. The merger was accounted for as a reverse acquisition. At the effective date of the merger, BidGive had no assets or liabilities.

In October 2003, the Company’s board of directors, and stockholders representing a majority of the Company’s outstanding common stock, approved a 2:1 stock split and a 1:25 reverse split of the Company's issued and outstanding common stock. All per share data in the accompanying financial statements have been adjusted to reflect the stock split and reverse stock split.

During 2005, the Company acquired a majority interest in MPublishing, LLC, a newly formed entity created for the purpose (among other things) of producing and publishing the magazine “M”.  In the first quarter of 2006, AMS transferred its 20% ownership interest in MPublishing, LLC to the Company in exchange for a 20% net profits interest.  The magazine is intended to provide another medium to promote the Montessori Initiative and BidGive’s proprietary rewards program component.

BIDGIVE INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued) (Unaudited ) MARCH 31, 2006

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the periods presented. Diluted earnings per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares and common share equivalents during the periods presented, as long as such equivalents are not antidilutive.

NOTE 2 CONVERTIBLE DEBT AND COMMON STOCK SUBJECT TO RECISSION RIGHTS

During the years ended December 31, 2004 and 2005, and period ended March 31, 2006, the Company issued short-term convertible debt to existing shareholders and officers in order to fund operations.  The notes are due in six to twelve months from the date of issuance, require no monthly payments, and bear interest 6% to 10% per annum. The notes are convertible to common stock at share prices ranging from $1.25 to $1.75. Accordingly, the Company has not recorded any additional interest related to beneficial conversion features. Interest totaling  $14,672 at March 31, 2006 has been accrued on the notes. Notes coming due prior to March 31, 2006 have been extended between three and six months and accordingly, all notes have been classified as short-term. During 2004, the Company issued 32,400 shares of common stock in a private placement after filing a registration statement on Form SB-2 with the Securities and Exchange Commission. These shares were issued in reliance upon claimed exemptions from registration, which, in retrospect may not be available. As a result, the purchasers of these shares may have rescission rights for recovery of the purchase price paid for the shares along with claims for interest, if any. Accordingly, the issuance of 32,400 shares for $40,500 has been recorded as “common stock subject to rescission rights” on the balance sheet. Since the convertible notes were also issued in reliance upon implied exemptions from any type of registration, the issuance of the convertible notes payable may also be subject to rescission immediately, or more appropriately stated, due on demand. Since the notes are short-term they have been classified as current on the balance sheet in the same manner as notes due on demand.

NOTE 3

REVENUE RECOGNITION

The Company recognizes revenues when it receives funds from venders, usually via credit card transactions, as payment for advertising via discount certificates and loading fund into debit cards.  The Company also receives some cash payments from vendors in payment for the advertising and marketing it receives, which is recognized as revenue when services have been performed and milestones achieved, when applicable.  The Company also receives revenue from the sale of subscriptions to its magazine.  Subscription payments received as payment for an annual magazine subscription in advance are recorded as deferred revenue and subsequently recorded as revenue over the subscription period ratably.  Deferred revenue for marketing services is recorded when payments are received in advance of substantial completion of services which may include the production of web-based promotional materials and advertising, as well as web design services.

BIDGIVE INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

BIDGIVE INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

INDEX

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

52

CONSOLIDATED BALANCE SHEET

53

CONSOLIDATED STATEMENTS OF OPERATIONS

54

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

55

CONSOLIDATED STATEMENTS OF CASH FLOWS

56

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

57

Child, Van Wagoner & Bradshaw, PLLC

A Professional Limited Liability Company of CERTIFIED PUBLIC ACCOUNTANTS

5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107      PHONE: (801) 281-4700 FAX: (801) 281-4701

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors

BidGive International, Inc. and Subsidiaries

Dallas, Texas

We have audited the accompanying consolidated balance sheet of BidGive International, Inc. and Subsidiaries as of December 31, 2005, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BidGive International, Inc. and Subsidiaries as of December 31, 2005, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company currently has cash flow constraints, an accumulated deficit, and has relatively little revenue from operations.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah

March 31, 2006 , except for footnotes 1 and 4, which is July 7, 2006

BIDGIVE INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2005

ASSETS
Current assets
Cash	$ 12,589
Prepaid expenses	7,500
Other current assets	10,000
Total current assets	30,089

Total assets	$ 30,089

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued liabilities	$ 132,368
Convertible debt	124,140
Total current liabilities	256,508

Common stock subject to rescission rights, .001 par value; 32,400 shares issued and outstanding	40,500

Commitments and contingencies - note 6	-

Stockholders' equity (deficit):
Common stock: $.001 par value; 20,000,000 shares authorized; 6,275,892 shares issued and outstanding	6,276
Additional paid in capital	30,335
Accumulated deficit	(303,530)
Total stockholders' equity (deficit)	(266,919)

Total liabilities and stockholders' equity (deficit)	$ 30,089

See notes to consolidated financial statements

BIDGIVE INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended
	December 31,
	2005	2004

Revenues
Sales revenues	$ 80,593	$ 25,920
Cost of sales	-	-
Gross profit	80,593	25,920

Operating expenses
General and administrative expenses	146,424	185,579
Total operating expenses	146,424	185,579

Loss from operations	(65,831)	(159,659)

Other income (expense)
Interest income	48	-
Interest expense	(12,174)	-
Total other income (expense)	(12,174)	-

Net loss before income taxes	(78,005)	(159,659)

Provision for income taxes	-	-

Net loss	$ (78,005)	$ (159,659)

Basic and diluted net loss per share	$ (0.01)	$ (0.03)

Weighted average number of shares outstanding, including shares subject to rescission	6,308,292	6,308,292

See notes to consolidated financial statements

BIDGIVE INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

				Common
	Common Stock		Additional	Stock
	$.01 Par Value		Paid In	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total

Balance at January 1, 2004	6,275,892	$ 6,276	$ 30,335	$ (13,750)	$ (65,866)	$ (43,005)

Payments received for subscribed shares				13,750		13,750

Net loss for the year	-	-	-	-	(159,659)	(159,659)
Balance at December 31, 2004	6,275,892	6,276	30,335	-	(225,525)	(188,914)

Net loss for the year	-	-	-	-	(78,005)	(78,005)
Balance at December 31, 2005	6,275,892	$ 6,276	$ 30,335	$ -	$ (303,530)	$ (266,919)

See notes to consolidated financial statements

BIDGIVE INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended
	December 31,
	2005	2004
Cash flows from operating activities:
Net loss	$ (78,005)	$ (159,659)
Adjustments to reconcile net loss to
net cash used in operations:
Changes in operating assets and liabilities:
Accounts receivable	10,000	(10,000)
Prepaid expenses	(7,500)
Other current assets	(10,000)
Accounts payable and accrued liabilities	26,600	61,917
Deferred revenue	(10,000)	10,000
Net cash used in operations	(68,905)	(97,742)

Cash flows from financing activities:
Issuance of common stock subject to rescission		40,500
Proceeds from stock subscriptions receivable		13,750
Issuance of convertible debt	76,150	47,990
Net cash provided by financing activities	76,150	102,240
Cash flows from investing activities	-	-

Increase in cash and cash equivalents	7,245	4,498

Cash and cash equivalents, beginning of year	5,344	846
Cash and cash equivalents, end of year	$ 12,589	$ 5,344

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:	$ -	$ -
Interest paid in cash	$ -	$ -
Income taxes paid in cash	$ -	$ -

See notes to consolidated financial statements

BIDGIVE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies of BidGive International, Inc. (the Company) is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Nature of Business

The financial statements presented are those of BidGive International, Inc., (formerly Rolfe Enterprises, Inc.) and its subsidiaries as of December 31, 2005 and 2004. Principal operations as an e-commerce marketing and retail organization, operating under the www.BidGive.com website where customers can purchase discount retail, dining, and travel offerings, began during the first quarter of 2004, so we are no longer in the development stage. We were originally incorporated as Rolfe Enterprises, Inc. under the laws of the state of Florida on May 6, 1996. We were reincorporated on April 12, 2004 in the state of Delaware as BidGive International, Inc. The purpose of the reincorporation was to change our name and state of domicile.

Business Combination

On October 10, 2003, the Company entered into a Merger Agreement and Plan of Reorganization (the Merger Agreement) with BBG Acquisition Subsidiary, Inc., a Texas Corporation and wholly-owned subsidiary of the Company (the Merger Sub), and BidGive Group, LLC, a Texas limited liability company (BidGive). Pursuant to the Merger Agreement, effective as of December 4, 2003, BidGive was merged with and into the Merger Sub with the Merger Sub surviving the merger, and each 1% of membership interest in BidGive immediately prior to the effective time of the merger was converted into 57,951 shares of the Company’s $.001 par value common stock. The merger was accounted for as a reverse acquisition. At the effective date of the merger, BidGive had no assets or liabilities.

On November 2, 2005, the Company created a newly formed Texas limited liability company by the name of MPublishing, LLC (MPub).  MPub was formed on October 4, 2005 for the purpose of publishing the magazine “M”, a publication for Montessori families, operating the associated website (www.Mthemagazine.com).  The Company intends to use MPub as one vehicle and process to market BidGive’s Reward Program to the public, starting with the independent, and private school market, in keeping with its current business model for acquiring merchants and participants into the Rewards Program.  The formation has been accounted for under the purchase method of accounting, though the net assets of MPub, at the date of formation, were insignificant.

BIDGIVE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company’s share of the subsidiaries’ losses has been included in the consolidated statements of operations.  The portions of subsidiary losses attributable to minority interests are insignificant.

The accounts of the Company include those of BidGive International and its subsidiaries, BBG Acquisition Subsidiary, Inc., and MPub.  All intercompany accounts have been eliminated in consolidation.

The financial statements for the year ended December 31, 2003 included the accounts of the discount certificate business of BidGive Group, LLC for the period ended December 4, 2003 (the period preceding the effective merger date of BidGive Group).  The statement of operations for the discount certificate business through December 4, 2003 was not included in the consolidated accounts for the year ended December 31, 2003, as specific amounts of revenues and expenses were unknown.  However, management estimates these revenues and expenses were insignificant and that their exclusion has no impact on the Company’s financial statements.  In addition, the transaction represented the purchase of certain assets and liabilities, only, of the former discount certificate business. The nature of the expenses omitted represent primarily professional fees.  The consolidated financial statements are not indicative of the financial condition or results of operations of the discount certificate business going forward due to the changes in the business of BidGive Group, LLC.

Revenue Recognition

The financial statements are prepared based on the accrual method of accounting.  The Company recognizes revenues when it receives funds from vendors, usually via credit card transactions, as payment for advertising via discount certificates and loading funds onto debit cards. The Company also receives some cash payments from vendors in payment for the advertising and marketing it receives, which is recognized as revenue when services have been performed and milestones achieved, when applicable. Revenue is generally realized when persuasive evidence that an arrangement exists, delivery has occurred or services have been rendered, the Company’s selling price is fixed and determinable, and collectibility is reasonably assured. Deferred revenue for marketing services is recorded when payments are received in advance of substantial completion of services which may include the production of web-based promotional materials and advertising, as well as web design services. Accounts receivable of $10,000 for payments to be received under contract for services not yet completed have been recorded at December 31, 2004. In 2005, the Company completed its obligations under the contract and has recognized the revenue accordingly. Payment for the services valued at $10,000 was received in the form of a 25 % interest in the future sales of the “Journey to Discovery” CD, which the Company anticipates, will realize significant sales in the short term. The value of the asset was recorded as other current assets.

BIDGIVE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with original maturities of three months or less to be cash equivalents.  Such cash equivalents generally are part of the Company’s cash management activities rather than part of its operating, investing, and financing activities.  Changes in the market value of cash equivalents result in gains or losses that are recognized in the income statement in the period in which they occur.  The Company had no cash equivalents at December 31, 2005.

Recent Accounting Pronouncements

Statement of Financial Accounting Standards (SFAS) No. 144 requires that long-lived assets and certain identifiable intangibles held and used by an entity are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of SFAS No. 144 has not materially affected the Company’s reported earnings, financial condition or cash flows.

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payments”. SFAS 123(R) is a revision of SFAS No., 123, “Accounting for Stock Based Compensation,” and supersedes Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees.” Among other items SFAS 123(R) eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123(R) is the first annual reporting period beginning after June 15, 2005. The adoption of SFAS 123(R) is not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In March 2005, the SEC staff issued additional guidance on SFAS 123(R) in the form of Staff Accounting Bulletin (“SAB”) No. 107. SAB 107 was issued to assist preparers by simplifying some of the implementation challenges of FAS 123 (R) while enhancing the information that investors receive. SAB 107 creates a framework that is premised on two themes: (a) considerable judgment will be required by preparers to successfully implement FAS 123(R), specifically when valuing employee stock options; and (b) reasonable individuals, acting in good faith, may conclude differently on the fair value of employee share options. Key topics covered by SAB 107 include: (a) valuation models – SAB 107 reinforces the flexibility allowed by FAS 123(R) to choose an option-pricing model that meets the standard’s fair value measurement objective; (b) expected volatility – the SAB provides guidance on when it would be appropriate to rely exclusively on either historical or implied volatility in estimating expected volatility; and (c) expected term – the new guidance includes examples and some simplified approaches to determining the expected

BIDGIVE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

term under certain circumstances. The Company will apply the principles of SAB 107 in conjunction with its adoption of SFAS 123(R) but does not believe its adoption will have a material impact on the Company’s consolidated financial statements or results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. SFAS No. 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.  The adoption of SFAS No. 153 will not have a material impact on the Company's consolidated financial statements or results of operations.

In March 2005, FASB issued FASB Interpretation (“FIN”) No. 47, ”Accounting for Conditional Asset Retirement Obligations.” FIN 47 clarifies that the term “Conditional Asset Retirement Obligation” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a Conditional Asset Retirement Obligation if the fair value of the liability can be reasonably estimated. FIN No. 47 is effective no later than the end of fiscal years ending after December 15, 2005. Management does not believe the adoption of FIN No. 47 will have a material affect on the Company’s consolidated financial position, results of operations or cash flows.

In May 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 154, Accounting Changes and Error Corrections (“SFAS No. 154”), which replaced Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  The impact on the Company’s operations will depend on future accounting pronouncements or changes in accounting principles.

Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and

BIDGIVE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

Dividend Policy

The Company has not yet adopted any policy regarding payment of dividends.

Income Taxes

The Company records the income tax effect of transactions in the same year that the transactions enter into the determination of income, regardless of when the transactions are recognized for tax purposes.  Tax credits are recorded in the year realized.  Since the Company has not yet realized income as of the date of this report, no provision for income taxes has been made.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. An allowance against deferred assets is recorded when it is more likely than not that such tax benefits will not be realized.

Deferred tax assets totaling $106,000 at December 31, 2005 arising from cumulative net operating loss carry-forwards have been completely offset by a valuation allowance due to the uncertainty of the Company’s ability to use the net operating loss carryovers of approximately $304,000.  Such carryovers may be limited due to changes in ownership, and will expire between December 31, 2016 through 2025.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the periods presented. Diluted earnings per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares and common share equivalents during the periods presented, as long as such equivalents are not antidilutive.

Advertising Costs

Advertising costs (if any) are charged to expense in the period in which they are incurred            and advertising communication costs the first time the advertising takes place.

BIDGIVE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising costs for the periods ended December 31, 2005 and 2004, were $6,500 and $0, respectively.

              2.

CONVERTIBLE  DEBT

During 2005, the Company issued additional short-term convertible debt to existing shareholders and officers in order to fund operations. The notes are due in six to twelve months from date of issuance, require no monthly payments, and bear interest at rates ranging from 6%, to 12% per annum. The notes are convertible to common stock at share prices ranging from $1.25 per share to $ 1.75 per share. Accordingly, the Company has not recorded any interest related to beneficial conversion features. Since these convertible notes were issued in reliance upon implied exemptions from any type of registration, the issuance of the convertible notes payable may also be subject to rescission immediately (see Note 5), or more appropriately stated, due on demand.  Since the notes are short-term, they have been classified as current on the balance sheet in the same manner as notes due on demand. All of the notes, excepting one issued late in 2005, have extended due dates, ranging from April 2006 through July 2006.

3.

GOING CONCERN

The financial statements are presented on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. As of December 31, 2005, the Company has incurred accumulated deficits of $303,530 and only had cash of $12,589. Management feels that the related sales from operations that began during 2005, short-term loans, and the pending public offering will provide the Company with sufficient working capital to allow it to continue as a going concern.

4.

RELATED PARTY TRANSACTIONS

The Company realized revenues from the American Montessori Society (AMS) totaling $35,750 for services rendered in connection with website design and development for its Montessori Initiative.  AMS is entitled to receive certain royalties from M Pub, the Company’s wholly-owned subsidiary pursuant to an agreement that commenced in 2006.

The Company has issued convertible notes (see note 2) to officers and majority shareholders in order to obtain funding for operations. The notes total $73,740 at December 31, 2005 and have accrued interest totaling $5,360.  Two notes with balances totaling $650 were repaid during 2005.

The Company has paid consulting fees of $15,000 to AMS for assistance with debit card platform fees and for the design and editorial consultation of the “M” magazine published by M Pub.

BIDGIVE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005

4.

RELATED PARTY TRANSACTIONS – CONT’D

The Company has paid contractor fees to the Company’s president totaling $66,000 in lieu of officer’s salaries.

            5.

SHARES SUBJECT TO RECISSION RIGHTS

During 2004, the Company issued 32,400 shares of common stock in a private placement after filing a registration statement on Form SB-2 with the Securities and Exchange Commission. These shares were issued in reliance upon claimed exemptions from registration, which, in retrospect, may not be available. As a result, the purchasers of these shares may have rescission rights for recovery of the purchase price paid for the shares with interest. Accordingly, the issuance of 32,400 shares for $40,500 has been recorded as “common stock subject to rescission rights” on the balance sheet. Interest to be paid contingent upon the possibility of rescission is considered immaterial.

6.

COMMITMENTS AND CONTINGENCIES

The Company has entered into a letter of agreement with a consulting entity for which the Company is to receive editing, design, and art direction as well as assistance with the implementation of a publishing program for MPub.  As of December 2005, the Company had placed on deposit, fees of $7,500 as earnest money which has been recorded as prepaid assets.  The Company is obligated to pay $10,000 per issue for assistance with the production of the magazine “M” (designed specifically for raising awareness for Montessori programs) and studio overhead, once publication begins and the payments will accrue until the Company realizes sufficient revenues from advertising and subscription sales to cover these per-issue payments.  The Company is also obligated to pay a certain percentage of revenues derived from the magazine and website which increases during the second year of operation.  In the event the entity is terminated from its services for just cause under the agreement, the Company must pay a termination fee of $10,000 per month until December 31, 2007.

The Company has also entered an agreement with an individual for professional expertise, contacts, writings, etc. relating to the design and strategy of the magazine.  Under the agreement, the Company is required to pay $1.00 per subscription up to a maximum of $3,500 per month, until day-to-day personnel are hired or until August 30, 2006.  Payments shall also be made to the individual from AMS, from revenues derived by AMS for advertising sales in the magazine, folios and website.

The Company has one payment of $6,500 remaining to pay at December 31, 2005 from a total three-month commitment to a public relations firm.  The agreement will automatically renew on a monthly basis, unless either party terminates the agreement in writing.

Dealer Prospectus Delivery Obligation

Until ______ 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation and Bylaws include provisions requiring us to provide indemnification for officers, directors, and other persons. We have the power, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, to indemnify any director, officer, employee or agent of the corporation, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by Section 145 by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will incur the following expenses in relation to this offering, assuming that all 1,000,000 shares are sold in this offering:

Type of Expense	Amount

Registration Fees	$202.25

State Taxes and Fees	$ 1,000

Transfer Agent’s Fees	$ 2,500

Printing, Postage, Distribution, etc.	$10,000

Legal Fees	$50,000

Accounting Fees	$25,000

Miscellaneous	$10,000

Total	$98,702.25

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Name	Date	Securities Sold	Purchase Price Per Share	Aggregate Purchase Price

Michelle Hassine (1)	March 20, 2006	Note (17)	N/A	$2,500

Peter Andresen (1)	November 7, 2005	Convertible Note (13) (14)	N/A	$15,000

Jim Walker (1)	August 31, 2005	Convertible Note (10) (14)	N/A	$5,000

Jim Walker (1)	August 8, 2005	Convertible Note (10) (14)	N/A	$5,000

Jim Walker (1)	July 18, 2005	Convertible Note (10) (14)	N/A	$5,000

Jim Walker (1)	June 20, 2005	Convertible Note (10) (14)	N/A	$4,000

Peter Andresen (1)	June 8, 2005	Convertible Note (13) (14)	N/A	$15,000

Jim Walker (1)	May 31, 2005	Convertible Note (10) (14)	N/A	$5,000

Bob Schneiderman (1)	April 26, 2005	Convertible Note (10) (14)	N/A	$6,500

Jim Walker (1)	March 31, 2005	Convertible Note (10) (14)	N/A	$5,000

Jim Walker (1)	March 10, 2005	Convertible Note (10) (14)	N/A	$5,000

Bob Schneiderman (1)	February 4, 2005	Convertible Note (10) (14)	N/A	$1,000

Jim Walker (1)	February 2, 2005	Convertible Note (10) (14)	N/A	$5,000

Bob Schneiderman (1)	January 11, 2005	Convertible Note (10) (14)	N/A	$300

Len Pearl (1)	May 17, 2004	Convertible Note (11) (14)	N/A	$2,500

Michelle Hassine (1)	May 27, 2004	Convertible Note (11) (14)	N/A	$4,500

Saleem Lakdawala (1)	May 28, 2004	Convertible Note (11) (14)	N/A	$6,250

Ron Gardner (1)	June 30, 2004	Convertible Note (12) (14)	N/A	$4,990 (12)

Bob Schneiderman (1)	June 30, 2004	Convertible Note (12) (14)	N/A	(12)

Jim Walker (1)	June 30, 2004	Convertible Note (12) (14)	N/A	(12)

Michael Jacobson (1)	June 30, 2005	Convertible Note (12) (14)	N/A	(12)

Jim Walker (1)	August 2, 2004	Convertible Note (11) (14)	N/A	$5,400

Thomas Richardson (1)	September 29, 2004	Convertible Note (11) (14)	N/A	$10,000

Jim Walker (1)	November 11, 2004	Convertible Note (10) (14)	N/A	$2,500

Michael Jacobson (1)	December 7, 2004	Convertible Note (10) (14)	N/A	$350

Jim Walker (1)	December 13, 2004	Convertible Note (10) (14)	N/A	$6,500

Jim Walker (1)	December 31, 2004	Convertible Note (10) (14)	N/A	$5,000

Shai Rappaport (1)	March 2, 2004	4,000 shares (5)	$1.25	$5,000

Saleem Lakdawala (1)	February 10, 2004	2,000 shares (5)	$1.25	$2,500

Jack Weiner (1)	February 6, 2004	12,000 shares (5)	$1.25	$15,000

John Peiser (1)	February 3, 2004	8,000 shares (5)	$1.25	$10,000

Joseph Pioppi (2)	January 22, 2004	2,400 shares (5)	$1.25	$3,000

PGI, Inc. (1)	January 20, 2004	2,000 shares (5)	$1.25	$2,500

Frank Pioppi (2)	January 9, 2004	2,000 shares (5)	$1.25	$2,500

Neil Berwish (1)	December 5, 2003	5000 shares (4)	$1.25	$6,250

Phil Berwish (9)	December 5, 2003	5000 shares (4)	$1.25 (9)	$6,250

David Peterson (9)	December 5, 2003	5000 shares (4)	$1.25 (9)	$6,250

Michael Jacobson	December 4, 2003	1,206,800 shares (16)	$.001 (15)	$1,207

James P. Walker, Jr.	December 4, 2003	1,470,625 shares (16)	$.001 (15)	$1,471

Ronald D. Gardner	December 4, 2003	591,081 shares (16)	$.001 (15)	$591

Robert Schneiderman	December 4, 2003	278,686 shares (16)	$.001 (15)	$277

Charles J. Quinn.	December 4, 2003	129,918 shares (16)	$.001 (15)	$130

Ali Tekbali	December 4, 2003	338,389 shares (16)	$.001 (15)	$339

David N. Kloeber	December 4, 2003	154,416 shares (16)	$.001 (15)	$154

Peter Andresen	December 4, 2003	84,119 shares (16)	$.001 (15)	$84

Cynthia Jacobson	December 4, 2003	110,297 shares (16)	$.001 (15)	$110

John R. Pike, Sr.	December 4, 2003	101,473 shares (16)	$.001 (15)	$101

Thomas W. Richardson	December 4, 2003	73,531 shares (16)	$.001 (15)	$74

Fish & Richardson, PC.	December 4, 2003	73,531 shares (16)	$.001 (15)	$74

Personal Greetings, Inc.	December 4, 2003	231,232 shares (16)	$.001 (15)	$231

Lynda Kay Pike	December 4, 2003	57,354 shares (16)	$.001 (15)	$57

Charles Lande	December 4, 2003	55,148 shares (16)	$.001 (15)	$55

John Robert Pike, Jr.	December 4, 2003	55,148 shares (16)	$.001 (15)	$55

Cameron Walker (a minor) UTMA c/o Kelly J. Walker, as custodian for	December 4, 2003	55,148 shares (16)	$.001 (15)	$55

Claire Walker (a minor) UTMA c/o Kelly J. Walker, as custodian for	December 4, 2003	55,148 shares (16)	$.001 (15)	$55

Vend A Card Inc. c/o Ed Potash	December 4, 2003	55,148 shares (16)	$.001 (15)	$55

Robert Andresen	December 4, 2003	45,957 shares (16)	$.001 (15)	$46

Kevin Andresen	December 4, 2003	45,957 shares (16)	$.001 (15)	$46

Les Maund	December 4, 2003	36,766 shares (16)	$.001 (15)	$37

Sophek Tounn	December 4, 2003	33,089 shares (16)	$.001 (15)	$33

Gary Solomon	December 4, 2003	33,089 shares (16)	$.001 (15)	$33

Steve Flansburg	December 4, 2003	27,574 shares (16)	$.001 (15)	$28

Harvey Cantor	December 4, 2003	27,574 shares (16)	$.001 (15)	$28

Judith Cunningham	December 4, 2003	27,354 shares (16)	$.001 (15)	$28

Sharon L. D'Arcy	December 4, 2003	24,265 shares (16)	$.001 (15)	$24

Tatum CFO Partners	December 4, 2003	22,059 shares (16)	$.001 (15)	$22

Mark Steven Gardner	December 4, 2003	32,059 shares (16)	$.001 (15)	$32

Terry Byer	December 4, 2003	20,221 shares (16)	$.001 (15)	$20

Jack Chernic	December 4, 2003	18,383 shares (16)	$.001 (15)	$18

Gary Cohen	December 4, 2003	19,302 shares (16)	$.001 (15)	$19

Arnold Wagner	December 4, 2003	13,787 shares (16)	$.001 (15)	$14

Robert Frick	December 4, 2003	11,030 shares (16)	$.001 (15)	$11

Jan Cohen	December 4, 2003	11,030 shares (16)	$.001 (15)	$11

Keith Thode	December 4, 2003	11,030 shares (16)	$.001 (15)	$11

Glen Siegel	December 4, 2003	11,030 shares (16)	$.001 (15)	$11

John D. Varner	December 4, 2003	8,824 shares (16)	$.001 (15)	$9

Laura Kaplan	December 4, 2003	8,824 shares (16)	$.001 (15)	$9

Natalie Retamar	December 4, 2003	7,353 shares (16)	$.001 (15)	$7

Marci Romick	December 4, 2003	6,618 shares (16)	$.001 (15)	$7

Jerome A. Levine	December 4, 2003	5,515 shares (16)	$.001 (15)	$6

Mike Rusaw	December 4, 2003	5,515 shares (16)	$.001 (15)	$6

Shun Bates	December 4, 2003	4,502 shares (16)	$.001 (15)	$5

Wesley Riemondi	December 4, 2003	4,412 shares (16)	$.001 (15)	$4

Annette Morganstern	December 4, 2003	2,206 shares (16)	$.001 (15)	$2

Catherine Young	December 4, 2003	2,206 shares (16)	$.001 (15)	$2

John G. Peiser	December 4, 2003	3,806 shares (16)	$.001 (15)	$4

Shai Rappaport	December 4, 2003	2,206 shares (16)	$.001 (15)	$2

Priscilla Sebel	December 4, 2003	1,792 shares (16)	$.001 (15)	$2

Kent Farquhar	December 4, 2003	1,103 shares (16)	$.001 (15)	$1

Nicholas Riemond	December 4, 2003	882 shares (16)	$.001 (15)	$0.88

Neil Berwish SEP/IRA	December 4, 2003	5,000 shares (16)	$.001 (15)	$5

Phil Berwish	December 4, 2003	5,000 shares (16)	$.001 (15)	$5

David P. Peterson	December 4, 2003	5,000 shares (16)	$.001 (15)	$5

Jack Weiner	December 4, 2003	12,000 shares (16)	$.001 (15)	$12

Saleem S. Lakdawala	December 4, 2003	2,000 shares (16)	$.001 (15)	$2

Charles J. Quinn	December 4, 2003	14,200 shares (16)	$.001 (15)	$14

Leonard Pearl	December 4, 2003	25,000 shares (16)	$.001 (15)	$25

Frank Pioppi	December 4, 2003	2,000 shares (16)	$.001 (15)	$2

Joseph Pioppi	December 4, 2003	2,400 shares (16)	$.001 (15)	$2

John G. Peiser	December 4, 2003	8,000 shares (16)	$.001 (15)	$8

Shai Rappaport	December 4, 2003	4,000 shares (16)	$.001 (15)	$4

Leonard Pearl	December 4, 2003	35,000 shares (16)	$.001 (15)	$35

Terry Byer	December 4, 2003	10,000 shares (16)	$.001 (15)	$10

BidGive, Inc. (3)	October 2, 2003	3,094,009 units (6)	Assets	$100

Ali Tekbali (1)	September 30, 2003	30,000 units (7)	$1.25	$37,500

Les Maund (9)	September 30, 2003	20,000 units (6)	$1.25(9)	$25,000

Natalie Retamar (1)	September 29, 2003	4,000 units (7)	$1.25	$5,000

Terry Byer (1)	September 29, 2003	8,000 units (7)	$1.25	$10,000

PGI, Inc. (1)	September 16, 2003	1,600 units (7)	$1.25	$2,000

Robert Schneiderman (1)	August 14, 2003	6,000 units (7)	$1.25	$8,000

PGI, Inc. (1)	August 13, 2003	8,000 units (7)	$1.25	$10,000

Peter & Julie Andreesen (1)	June 3, 2003	50,000 unit (7)	$0.50	$25,000

Peter & Lisa Luthringer (1)	November 11, 2002	2,000 shares (8)	$0.50	$1,000

Mid-Continental Securities Corp. (3)	June 25, 2002	2,000,000 shares (8)	$0.001	$2,000

Mid-Continental Securities Corp. (3)	June 17, 2002	770,000 shares (8)	$0.001	$770

Mid-Continental Securities Corp. (3)	January 8, 2002	150,000 shares (8)	$0.001	$150

Mid-Continental Securities Corp. (3)	December 21, 2001	250,000 shares (8)	$0.001	$250

Mid-Continental Securities Corp. (3)	December 19, 2001	500,000 shares (8)	$0.001	$500

Mid-Continental Securities Corp. (3)	July 24, 2001	408,750 shares (8)	$0.001	$408.75

Mid-Continental Securities Corp. (3)	April 18, 2001	385,000 shares (8)	$0.001	$385

(1) Offered and sold in reliance upon an exemption from registration provided by Section 3(b) under the Securities Act of 1933, and Rule 505 of Regulation D promulgated thereunder.  In order to determine the availability of the exemption, we made a determination that each such purchaser was an accredited investor as that term is defined under Regulation D promulgated under the Securities Act, based in part upon representations made in each such purchaser’s executed subscription agreement and financial information about each such purchaser provided therein. Each such purchaser also represented to us that he or she received all information he or she considered necessary in determining whether to purchase our common stock (or the units of BidGive Group, LLC prior to its merger with our predecessor, as the case may be).

(2) We made a determination that each such purchaser was an accredited investor as that term is defined under Regulation D promulgated under the Securities Act, based in part upon representations made by each such purchaser. Each such purchaser also represented to us that he or she received all information he or she considered necessary in determining whether to purchase our common stock.

(3) Purchaser is a person who either alone or with his or her purchaser representative(s) had sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in, and received all information he, she or it considered necessary in determining whether to purchase our common stock (or the units of BidGive Group, LLC prior to its merger with our predecessor, as the case may be).

(4) Sale of our Common Stock pursuant to Section 3(b) of the Securities Act and Rule 505 promulgated thereunder.

(5) Sale of our Common Stock pursuant to Section 4(2) of the Securities Act. These shares were sold in reliance upon claimed exemption from registration.  However, since the transaction was not completed prior to December 31, 2003, when we first filed this registration statement, the purchaser may have the right to claim that the transaction was an illegal public offering which violated the federal securities laws.  If the transactions did violate the federal securities laws, the purchaser may have claims against us for damages or for rescission and recovery of the full subscription price.

(6) Sale of membership units in BidGive Group, LLC pursuant to Section 4(2) of the Securities Act. Effective as of December 4, 2003, BidGive Group, LLC was merged with and into the Merger Sub with the Merger Sub surviving the Merger, and each 1% membership interest in BidGive Group, LLC that was issued and outstanding immediately prior to the effective time of the Merger was converted into 57,446 shares of our common stock. As a result of the Merger, the former members of BidGive Group, LLC became the holders of 92.5% of our issued and outstanding common stock effective as of December 4, 2003.

(7) Sale of membership units in BidGive Group, LLC pursuant to Section 3(b) of the Securities Act and Rule 505 promulgated thereunder.

(8) Sale of Rolfe Enterprise, Inc.’s common stock pursuant to Section 4(2) of the Securities Act. This sale occurred prior to the 2:1 forward stock division, the 1:25 reverse stock split, and the merger of Rolfe Enterprises, Inc. into BidGive International.

(9) Value of services rendered to us. Phil Berwish and David Peterson are recent additions to our advisory board—each member of the advisory board is granted 5,000 shares of common stock in lieu of any cash compensation for their availability, expertise, and guidance in establishing and expanding our business operations. Les Maund has provided and continues to provide, without cash compensation by us, necessary print and webpage design and development services for our advertising element, and was granted 20,000 shares of our common stock for such services. We made a determination that each such person either (i) was an accredited investor as that term is defined under Regulation D promulgated under the Securities Act, or (ii) either alone or with his or her purchaser representative(s) had sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in, and received all information he, she or it considered necessary in determining whether to purchase our common stock, in each case based in part upon representations made by each such person.

(10)

Convertible into shares of common stock at a price of $1.50 per share.

(11)

Convertible into shares of common stock at a price of $1.25 per share.

(12)

Convertible into shares of common stock at a price of $1.25 per share. Gardner, Schneiderman, Walker and Jacobson purchased, as a group, for a total of $4,990.

(13)

Convertible into shares of common stock at a price of $1.75 per share.

(14)

Sale of convertible notes in reliance upon Section 4(2) and Rule 506 of Regulation D under the Securities Act of 1933.  However, since the transaction was not completed prior to December 31, 2003, when we first filed this registration statement, the purchaser may have the right to claim that the transaction was an illegal public offering which violated the federal securities laws.  If the transaction did violate the federal securities laws, the purchaser may have claims against us for damages or for rescission and recovery of the full subscription price.

(15)

Share purchase price is based on the par value of the stock.

(16)

Received shares which were offered and sold in a private placement transaction to members of Bidgive Group, LLC, in conjunction with its merger into BGG Acquisition Subsidiary, Inc.  The transaction was completed in reliance upon exemptions from registration provided by Regulation D under the Securities Act of 1933.  Each member of the LLC was required to sign an Investor Acknowledgement indicating that he or she approved the merger transaction, acknowledging that the shares being received would constitute restricted securities, and representing that he or she was either an accredited investor or a person who, either individually or together with his or her purchaser representative, had sufficient knowledge to evaluate the merits and risks of the investment.

(17)

Sale of Note to Michelle Hassine in reliance upon Section 4(2) and Rule 506 of Regulation D under the Securities Act of 1933.

All of the securities sold for cash were offered and sold through our officers and directors in reliance upon exemptions from registration either under Section 4(2) of the Securities Act or under Section 3(b) of the Securities Act and Rule 505 of Regulation D promulgated thereunder. The securities sold for consideration other than cash were offered and sold in reliance upon exemptions from registration under Section 4(2) of the Securities Act. All such transactions were private offerings made without advertising or public solicitation. Purchasers signed a subscription agreement acknowledging that they were purchasing shares for their own account and acknowledging that the securities were not registered under the Securities Act and cannot be sold unless they are registered or unless an exemption is available. In addition, a restrictive legend was placed on all share certificates representing the shares.

ITEM 27.   EXHIBITS

2.1

Merger Agreement and Plan of Reorganization, dated October 10, 2003, entered by and among Rolfe Enterprises, Inc., BGG Acquisition Subsidiary, Inc., Mid-Continental Securities Corp., and BidGive Group, LLC (filed as Exhibit 2.1 to BidGive International’s Form 10-QSB filed on November 10, 2003, and incorporated herein by reference).

2.2.

Merger Agreement and Plan of Reorganization, dated March 10, 2004, entered by and between Rolfe Enterprises, Inc. and BidGive International, Inc. (filed as Exhibit 10 to BidGive International’s Preliminary Information Statement on Schedule 14C filed on March 12, 2004, and incorporated herein by reference).

3.1

Certificate of Incorporation of BidGive International, Inc. (filed as Exhibit 3 to       BidGive International’s Preliminary Information Statement on Schedule 14C filed on March 12, 2004, and incorporated herein by reference).

     3.2

Bylaws of BidGive International, Inc. (filed as Exhibit 3 to BidGive International’s Preliminary Information Statement on Schedule 14C filed on March 12, 2004, and incorporated herein by reference).

4.1

Convertible promissory note. (filed as Exhibit 4.1 to BidGive International’s Preliminary Registration Statement on Form SB-2 filed on May 6, 2005, and incorporated herein by reference).

4.2

Form of Convertible Note Extension Agreement. (filed as Exhibit 4.2 to BidGive International’s Preliminary Registration Statement on Form SB-2 filed on November 25, 2005, and incorporated herein by reference).

5.1

      Opinion of Counsel. *

10.1

Joint venture/revenue sharing letter agreement between BidGive International, Inc. and Personal Greetings, Inc., dated February 15, 2004 (filed as Exhibit 10.1 to BidGive International’s Preliminary Registration Statement on Form SB-2 filed on April 28, 2004, and incorporated herein by reference).

10.2

Joint venture/revenue sharing letter agreement between BidGive International, Inc. and Leonard Pearl, dated February 15, 2004 (filed as Exhibit 10.1 to BidGive International’s Preliminary Registration Statement on Form SB-2 filed on April 28, 2004, and incorporated herein by reference).

10.3

Joint venture/revenue sharing letter agreement between BidGive International, Inc. and Terry Byer, dated February 15, 2004 (filed as Exhibit 10.3 to BidGive International’s Preliminary Registration Statement on Form SB-2 filed on April 28, 2004, and incorporated herein by reference).

10.4

Form of BidGive International, Inc. dining agreement (filed as Exhibit 10.4 to BidGive International’s Preliminary Registration Statement on Form SB-2 filed on July 28, 2004, and incorporated herein by reference).

10.5

Form of BidGive International, Inc. retail agreement (filed as Exhibit 10.5 to BidGive International’s Preliminary Registration Statement on Form SB-2 filed on July 28, 2004, and incorporated herein by reference).

10.6

Agreement between BidGive and Coventry Travel dated January 5, 2004 (filed as Exhibit 10.6 to BidGive International’s Preliminary Registration Statement on Form SB-2 filed on July 28, 2004, and incorporated herein by reference).

10.7

Agreement between BidGive VarTec Telecom/Excel Communications and i2 Foundation - Aidmatrix, dated January 27, 2003 (filed as Exhibit 10.7 to BidGive International’s Preliminary Registration Statement on Form SB-2 filed on July 28, 2004, and incorporated herein by reference).

10.8

Agreement between BidGive and Data Mountain Solutions dated December 2, 2003, (filed as Exhibit 10.8 to BidGive International’s Preliminary Registration Statement on Form SB-2 filed on October 5, 2004, and incorporated herein by reference).

10.9

Form of BidGive International, Inc. confidentiality agreement for Independent Sales Consultants (filed as Exhibit 10.9 to BidGive International’s Preliminary Registration Statement on Form SB-2 filed on July 28, 2004, and incorporated herein by reference).

10.10

Form of BidGive International advertising participation agreement (filed as Exhibit 10.10 to BidGive International’s Preliminary Registration Statement on Form SB-2 filed on October 5, 2004, and incorporated herein by reference).

10.11

Certifications of Commitments to Purchase Common Stock, dated September 1, 2004 (filed as Exhibit 10.11 to Bidgive International’s Preliminary Registration Statement on Form SB-2 filed on January 18, 2005, and incorporated herein by reference.)

10.12

Agreement between Bidgive International, Inc. and American Montessori Society for consulting services. *

10.13

Agreement between Bidgive International, Inc. and Brady & Paul Communications, Inc. for design and editorial services for M Magazine. *

21.1

Subsidiaries of BidGive International (filed as Exhibit 21.1 to BidGive International’s Preliminary Registration Statement on Form SB-2 filed on October 5, 2004, and incorporated herein by reference).

23.1

Consent of Child, Van Wagoner & Bradshaw, PLLC, Certified Public Accountants, Kaysville, Utah.  *

23.2

Consent of Counsel (included in Exhibit 5.1).

99.1

Affiliate Membership Agreement (Linkshare) (filed as Exhibit 99.1 to BidGive International’s Preliminary Registration Statement on Form SB-2 filed on May 6, 2005, and incorporated herein by reference).

*filed herewith

ITEM 28.

UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned small business issuer hereby undertakes:

(1)

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the for e going, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any additional or changed material information on the plan of distribution.

(2)

For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas, on July 26, 2006.

BidGive International, INC.

By: /s/ James P. Walker, Jr.
President, Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ James P. Walker, Jr.
President, Secretary and Director

Date:  July 26, 2006

/s/ Michael Jacobson

Vice President and Director

Date: July 26, 2006

/s/ Rebecca Richardson-Blanchard

Principal Financial Officer

Date: July 26, 2006

/s/ Ronald D. Gardner

Director

Date:  July 26, 2006